UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MESSAGE FROM
OUR CHAIRMAN OF THE BOARD

ISAAC ANGEL  |  April 18, 2022

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 Annual Meeting of Stockholders of Ormat Technologies, Inc. to be held on June 2, 2022 at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting https://web.lumiagm.com/251938693 and following the instructions included in the enclosed Proxy Statement.

Only stockholders of record at the close of business on April 8, 2022 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about April 18, 2022 to our stockholders of record as of the close of business on April 8, 2022. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

By order of the Board of Directors,

Isaac Angel
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2022 10:00 a.m. Eastern Daylight Time
ANNUAL MEETING ONLINE https://web.lumiagm.com/251938693

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2022:

The Proxy Statement and 2021 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2021, are available at

https://www.astproxyportal.com/ast/13766

ITEMS OF BUSINESS:

The purpose of the Annual Meeting is to:

1.	elect the nine director nominees listed in the accompanying Proxy Statement;
2.	ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2022;
3.	approve, in a non-binding, advisory vote, the compensation paid to our named executive officers;
4.	approve the amendment and restatement of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan to increase the total number of shares underlying options, SARs or other awards that may be granted to officers, directors, and employees, adjust the fungible share ratio and implement a one-year minimum vesting requirement; and
5.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

WHO CAN VOTE: The record date for the Annual Meeting is April 8, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. The list of such stockholders will be available during the Annual Meeting for examination by any stockholder at https://web.lumiagm.com/251938693.

VOTING: Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

By order of the Board of Directors,

JESSICA WOELFEL

General Counsel and Chief Compliance Officer

April 18, 2022

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A LETTER FROM OUR CEO

DORON BLACHAR | April 18, 2022

DEAR SHAREHOLDER,

2021 was yet again a difficult year due to the impacts of COVID-19. When the pandemic began, we hoped this would be a short-term challenge. It quickly became evident that the pandemic was not a short-term event, but would have lasting impacts on the way we do business which will be felt for many years to come.

COVID-19 has highlighted the importance of efforts to provide clear, credible information and thoughtful coordinated action. It also elevated the importance of sustainable thinking and practices. We, like many other companies, had our projects and operations impacted by pandemic-related logistics, transportation and supply chain issues. Despite these challenges, Ormat’s people pulled together as a workforce and community and rose to meet these challenges. Our flexibility, adaptability and application of strategic and creative thinking ensured that we made meaningful progress toward our Company’s goals.

2021 saw tremendous achievements and growth in the development of our projects despite initial setbacks and delays. We invested almost $500 million dollars into internal projects and expect to do the same in 2022 as we continue to lay a strong foundation for future growth. We had multiple projects approved for construction with commercial operation dates set in 2022. We signed two new long-term power purchase agreements. We have seen our products backlog increase, and we also continued strategic development in key locations such as Indonesia and the United States.

We noted and responded to the global economic effects of the pandemic on the communities in which we do business. We provided our employees with access to vaccines globally and provided food and medical services for some of our hardest-hit neighboring communities around the world. And we maintained our workforce through these challenging times, creating a safe working environment focusing on the health, safety, and wellbeing of our people.

We are very proud that while navigating this unique moment in time, we were able to deliver record revenues in our Electricity Segment and record annual revenue in our Storage Segment, delivering strong value for our shareholders.

At Ormat, we take our job of providing clean, sustainable energy very seriously. As we look to the future, we will continue an aggressive development program and expect to see even more growth, as we continue to lead the world in geothermal energy development and increase our solar and storage holdings. We see a bright future at Ormat and appreciate your trust and confidence in our company.

Thank you for your investment in Ormat.

Doron Blachar
Chief Executive Officer

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2022 PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on June 2, 2022 at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING

TIME AND DATE Thursday, June 2, 2022 10:00 a.m., Eastern Daylight Time	ANNUAL MEETING ONLINE https://web.lumiagm.com/251938693	RECORD DATE April 8, 2022

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Proposal	Board Vote Recommendation	Page
Proposal 1	Election to our Board of Directors of the nine director nominees	FOR each of the nominees	12
Proposal 2	Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm	FOR	29
Proposal 3	Advisory vote on the compensation for our named executive officers	FOR	34
Proposal 4	Approval of the amendment and restatement of the Company’s 2018 Incentive Compensation Plan (the “2018 ICP”) to increase the total number of shares underlying options, SARs or other awards that may be granted to officers, directors and employees, adjust the fungible share ratio and implement a one-year minimum vesting requirement	FOR	35
Proposal 5	Transaction of any other business that may properly come before the Annual Meeting

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CASTING YOUR VOTE

	How to Vote	Stockholders of Record (Shares registered in your name with Ormat’s transfer agent)	Street Name Holders (Shares held through a broker, bank or other nominee)
Internet	Visit the applicable voting website and follow the on-screen instructions.	www.voteproxy.com	Refer to voting instruction form.
Telephone	Within the United States, U.S. Territories and Canada, call toll-free.	+1 (800) 776-9437	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided to you.
Virtually	Attend the Annual Meeting and cast your vote on the meeting website.	https://web.lumiagm.com/251938693, Refer to voting instruction form. password ora2022

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares in one of the following ways:

•	By Mail / E-Mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee), indicating that you were the beneficial owner of the shares on April 8, 2022, the Record Date, and return the proxy card, along with the ownership certificate, by mail, to the Company’s registered office, 1 Shidlovsky street, Yavne 8122101, Israel, or by e-mail, to corporate_secretary@ormat.com, to be received no later than 11:00 a.m., Israel time, on Thursday, June 2, 2022. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
•	By Voting Electronically. through the electronic voting system of the Israel Securities Authority (https://votes.isa.gov.il), subject to proof of ownership of the shares on the Record Date, as required by law. Voting through the electronic voting system will be allowed until 11:00 a.m., Israel time, on Thursday, June 2, 2022. You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

Your vote is important.

We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting.

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BOARD NOMINEES

You are being asked to vote on the following nine nominees for directors to serve on our Board for a one year term expiring at the 2023 annual meeting of stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the section below titled “Proposal 1 – Election of Directors” and “Our Board’s Skills, Experience and Backgrounds”.

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Investment
Isaac Angel	65	2020
Karin Corfee	61	—
David Granot	75	2012
Michal Marom	52	—
Mike Nikkel	57	2021
Dafna Sharir	53	2018
Stanley B. Stern	64	2015
Hidetake Takahashi	51	2020
Byron G. Wong	70	2017
Chairman of the Board
Chair
Member

NOTICE OF INTERNET AVAILABILITY

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“Fiscal 2021”), via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 18, 2022.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Doron Blachar, our Chief Executive Officer, and Assaf Ginzburg, our Chief Financial Officer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

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WHO WE ARE

At Ormat, we’re always on; delivering renewable power and energy solutions to our customers around the clock and around the world. Clean, reliable energy solutions provided from geothermal power, recovered energy, as well as energy storage solutions, is our expertise, commitment and focus.

As a leading vertically integrated company in the geothermal and recovered energy power businesses, we’ve gained global expertise in exploring, developing, designing, manufacturing, building, owning and operating geothermal power plants in Kenya, Guadalupe, Guatemala, Honduras and the United States. We have leveraged our renewable energy expertise, core capabilities and global presence to design, build and supply power generating equipment for customers’ geothermal and recovered energy power plants in over 30 countries and to expand our activity into different energy storage services and solar photovoltaic. We continue our objective of becoming a leading global provider of renewable energy.

HOW WE ARE MAKING A DIFFERENCE

We are a global leader in the delivery of energy solutions, including geothermal energy, energy storage and recovered energy. We have developed and manufactured geothermal and recovered energy power plants with a cumulative collective capacity of more than 3,200 MW since our Company was established over 50 years ago. With the objective of leading the way in renewable energy, we are motivated to identify our opportunities and risks with respect to climate change and take efforts to reduce our greenhouse gas (“GHG”) emissions and improve our energy efficiency. Our geothermal power plants have far lower emissions of carbon dioxide compared to fossil fuels and provide a sustainable source of baseload energy.

As a global company, we are proud of the impact we make in the communities we serve – not only through the delivery of clean, renewable energy, but through the social impacts we make around the world. We employ approximately 1,400 people and are committed to hiring from local communities. Wherever we work, our objectives are to build and retain an engaged, well-trained, diverse and equitable workforce.

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OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. The following sets forth certain information with respect to our executive officers as of April 18, 2022.

Age 54 Chief Executive Officer	DORON BLACHAR
Doron Blachar has served as our Chief Executive Officer since July 1, 2020. Prior to that, Mr. Blachar served as the Company’s CFO from April 2013 to May 2020 and as President from November 2019 to July 2020. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Age 47 Chief Financial Officer	ASSAF GINZBURG
Assaf Ginzburg has served as our Chief Financial Officer since May 10, 2020. Mr. Ginzburg held several positions, including Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL) from 2013 to 2017 and from 2019 to May 2020, and has over 15 years of experience in the energy industry. Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

Age 57 President and Head of Operations and Products	SHLOMI ARGAS
Shlomi Argas has served as our President and Head of Operations and Products since January 1, 2021. Mr. Argas served as our Executive Vice President—Operations and Products from 2018 to 2021. From 2014 to 2017, Mr. Argas served as our Executive Vice President—Projects and was responsible for management of our drilling operations. From 2009 until 2014, Mr. Argas served as our Vice President responsible for management of geothermal projects and Recovered Energy Generation (“REG”) projects. From 2006 to 2009, Mr. Argas served as Manager of the REG Projects Department, responsible for the design and installation of REG power plants. From 1994 to 2006, Mr. Argas served in our Product Engineering Department as a Product Engineer. Mr. Argas earned a BS in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program.

Age 60 Executive Vice President— Electricity Segment	SHIMON HATZIR
Shimon Hatzir has served as Executive Vice President—Electricity Segment since April 1, 2021. Mr. Hatzir served in various roles at the Company for 32 years, most recently, beginning in October 2018 as General Manager of our Energy Storage segment. Previously, Mr. Hatzir has served as Executive Vice President, Engineering and Research and Development at the Company. Mr. Hatzir holds a Bachelor of Science in Mechanical Engineering from Tel Aviv University as well as a Certificate from the Executive Management Program at Technion Israel Institute of Management.

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Age 58 Executive Vice President— Energy Storage and Business Development	OFER BEN YOSEF
Ofer Ben Yosef has served as our Executive Vice President—Energy Storage and Business Development since January 1, 2021. From April 2020 until January 2021, Mr. Ben Yosef served as our Executive Vice President -Business Development, Sales and Marketing. From 2008 to 2020, Mr. Ben Yosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Ben Yosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Ben Yosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Age 45 General Counsel and Chief Compliance Officer	JESSICA WOELFEL
Jessica Woelfel has served as our General Counsel and Chief Compliance Officer since January 25, 2022. Ms. Woelfel previously served as our Interim General Counsel and Chief Compliance Officer from March 2021 to January 2022, and as Vice President, U.S. Legal for the Company’s business in the United States from January 2019 to March 2021. Ms. Woelfel has nearly 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, Nevada from 2010 to 2018 and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, California. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

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PROPOSAL 1
ELECTION OF DIRECTORS

There are currently nine members of the Board. Dan Falk and Albertus Bruggink will not be standing for reelection at the expiration of their current terms at the Annual Meeting. In addition, in accordance with the Governance Agreement the Company entered into with ORIX Corporation (“ORIX”) on May 4, 2017 (the “Governance Agreement”), ORIX recommended the appointment to the Board of Karin Corfee to the Nominating and Corporate Governance Committee for consideration to replace Albertus Bruggink. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2023: Isaac Angel, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi and Byron G. Wong. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi and Byron G. Wong, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election, the persons named in the proxy will have the right to use their discretion to vote for a substitute in accordance with SEC rules.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2022

The following information describes the offices held and other business directorships of each nominee required to be disclosed by SEC rules. Beneficial ownership of equity securities of the nominees is shown under the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Age 65 Member of our Board since July 2020 Chairman of the Board	ISAAC ANGEL
	DIRECTOR QUALIFICATIONS: • Extensive experience with our Company, management experience and institutional and strategic knowledge about our energy market, industry and our business	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Gilat Satellite Networks Ltd. (Chairman)

BACKGROUND:

Mr. Angel has served as Chairman of our Board since January 2021, and served as Executive Chairman of our Board from July 2020 to December 2020. Mr. Angel was also our CEO from 2014 to July 2020. Mr. Angel has served as chairman of the board of Gilat Satellite Networks Ltd. (Nasdaq: GILT) since March 2020. Previously, Mr. Angel served as a director of Frutarom Ltd. from 2008 until 2016 and Retalix Ltd. from 2012 until 2013, and as executive chairman of LeadCom Integrated Solutions Ltd. from 2008 to 2009. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after it acquired Lipman Electronic Engineering Ltd. (“Lipman”), and from 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

Age 61 Director Nominee Independent Director	KARIN CORFEE
	DIRECTOR QUALIFICATIONS: • Depth of experience in the energy sector and her expertise with strategic planning, renewables, energy storage and distributed energy resources	EDUCATION: • BS, Political Economy of Natural Resources, University of California at Berkeley • MS, Civil Engineering, Stanford University

BACKGROUND:

Ms. Corfee is currently Vice President, Professional & Advisory Services at Kevala LLC, a power grid analytics company, a role she has held since October 2021. She is also the founder and CEO of KC Strategies LLC, a business consultancy firm specializing in climate and sustainability services, roles she has held since the company’s founding in April 2021. Ms. Corfee has 30 years of experience in the energy industry. Most recently, she served as Partner and Western Team Leader at Guidehouse, a management consulting firm, where she oversaw the firm’s western energy practice from October 2019 to April 2021. Ms. Corfee served as Managing Director and Leader of Clean Energy Programs and Sustainability at Navigant Consulting, Inc., a management consulting firm, from 2011 to its acquisition by Guidehouse in October 2019. Prior to Navigant, Ms. Corfee was the Vice President and West Coast DSM Manager at KEMA Inc., a global energy consultancy company.

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Age 75 Member of our Board since May 2012 Independent Director • Audit Committee • Nominating and Corporate Governance Committee • Investment Committee (Chair)	DAVID GRANOT
	DIRECTOR QUALIFICATIONS: • Extensive management, banking and financial experience, and overall business knowledge	EDUCATION: • BA, Economics, Hebrew University • MBA, Hebrew University
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Protalix BioTherapeutics, Inc.

BACKGROUND:

From 2001 through 2007, Mr. Granot was the Chief Executive Officer of the First International Bank of Israel Ltd. Mr. Granot currently serves on the boards of directors of Bezeq The Israel Telecommunication Corp. Ltd., M.L.R.N. Projects and Trading Ltd. (chairman of the board), Sonol Israel Ltd., Rav-Bariach(08) Industries Ltd. and Protalix BioTherapeutics, Inc. (NYSE: PLX , where he will cease to serve as a director on June 30, 2022.). During the past five years, Mr. Granot served as a member of the board of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Akerstein Ltd., Fritz Companies Israel T. Ltd. (chairman), Alrov (Israel) Ltd., Geregu Power Plc, Harel Insurance, Investments and Financial Services Ltd. (chairman of the investments committee of the Nostro), Calcalit Jerusalem Ltd. and Tempo Beverages Ltd.

Age 52 Director Nominee Independent Director • Audit Committee (Chair, assuming elected) • Compensation Committee (assuming elected)	MICHAL MAROM
	DIRECTOR QUALIFICATIONS: • Extensive corporate governance and financial experience	EDUCATION: • BA, Business, Israeli College of Management Academic Studies • MSF, Baruch College
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Partner Communications Ltd. • REE Automotive Ltd.

BACKGROUND:

Ms. Marom has served on the board of directors and the audit and compensation committees of REE Automotive Ltd. (Nasdaq: REE) since July 2021 and the board of directors and audit, finance, investment and compensation committees of Partner Communications Ltd. (Nasdaq: PTNR) since January 2021. She is also a member of the boards of directors of several Israeli companies, including OPC Energy Ltd., the largest private electricity company in Israel, and Dan Transportation Ltd. From 2011 to 2015, Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded in 2011. She also previously served on the board of BiondVax Pharmaceuticals Ltd. (Nasdaq: BVXV) from 2015 to 2019. Ms. Marom is a certified public accountant in Israel and also acts as a consultant providing strategic advice on business models and financial transactions.

Age 57 Member of our Board since May 2021 Independent Director • Investment Committee (assuming elected)	MIKE NIKKEL
	DIRECTOR QUALIFICATIONS: • Extensive experience in the energy and infrastructure sectors, across development, finance, legal and management	EDUCATION: • JD, University of Minnesota School of Law

BACKGROUND:

Mr. Nikkel currently serves as Senior Managing Director of the Energy and Eco-Services Business Headquarters of ORIX where he assists with global business development and management, Mr. Nikkel joined ORIX in 2016. He has held senior management positions in the energy and infrastructure sectors across development, finance, legal and management for more than 25 years. Mr. Nikkel started his career in the sector at the AES Corporation in 1996 where he became Vice President and Head of Business Development as well as Chief Financial Officer of the firm’s Asian operations before departing the company in 2003. Since that time, he has been Managing Director and a regional head at CLP Holdings, the Chief Executive Officer of a joint venture between CLP and the Mitsubishi Corporation, an Asia-based partner at private equity firm Global Infrastructure Partners, as well as the internal infrastructure and energy advisor to the Jardine Matheson and Astra International group of companies. He has previously served on a number of boards of directors and various committees, including the board and executive committee of publicly-listed Electricity Generating PLC of Thailand.

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Age 53 Member of our Board since May 2018 Independent Director • Compensation Committee (Chair) • Investment Committee	DAFNA SHARIR
	DIRECTOR QUALIFICATIONS: • Extensive domestic and international financial and legal experience, specifically in mergers and acquisitions	EDUCATION: • BA, Economics, Tel Aviv University • LLB, Tel Aviv University School of Law • LLM, New York University School of Law • MBA, INSEAD
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Gilat Satellite Networks Ltd.

BACKGROUND:

Ms. Sharir has served on the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT) since 2016 and on the board of directors of private company Minute Media Inc. since 2021. From 2013 to 2018, she served on the board of directors of Frutarom Industries Inc. and from 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. (“Ormat Systems”) in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President – Investments of AMPAL-American Israel Corporation, formerly a publicly traded company in the U.S., and was responsible for all of its acquisitions and dispositions. From 1999 to 2002, she served as Business Development – Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments.

Age 65 Member of our Board since November 2015 Independent Director • Audit Committee • Nominating and Corporate Governance Committee (Chair)	STANLEY B. STERN
	DIRECTOR QUALIFICATIONS: • Extensive management, strategic analysis, banking and financial experience across a broad spectrum of industries	EDUCATION: • BA, Economics and Accounting, City University of New York, Queens College • MBA, Harvard University
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Audiocodes, Inc. (Chairman) • Ekso Bionics Holdings, Inc. • Radware Ltd.

BACKGROUND:

Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern has served as chairman of the board of directors of AudioCodes, Ltd. (Nasdaq: AUDC) since 2012, and serves as a member of the board of directors of the following public companies: Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) since 2015, and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern previously served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd., a publicly traded company in the U.S. until its sale to Pepsico in 2018, and as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging Ltd., Fundtech Inc., Tucows, Inc. (Chairman), Polypid Ltd., and Odimo, Inc.

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Age 51 Member of our Board since June 2020 Independent Director • Compensation Committee • Nominating and Corporate Governance Committee	HIDETAKE TAKAHASHI
	DIRECTOR QUALIFICATIONS: • Extensive experience and knowledge related to the renewable energy sector	EDUCATION: • BA, Economics, Keio University (Japan)
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Ubiteq, Inc.

BACKGROUND:

Mr. Takahashi currently serves as Managing Executive Officer and Head of Energy and Eco-Services Business Headquarters at ORIX, where he has been leading ORIX’s global energy and eco-services business and has been leading their global renewable energy initiative since 2011. Mr. Takahashi joined ORIX in 1993 and has held a variety of investment, management and business operations positions for the firm in multiple industry sectors, including energy, private equity, real estate and corporate finance. He currently serves as a member of the boards of directors of companies invested by ORIX, including Elawn Energy S.L., a global renewable energy company in Spain, Greenko Energy Holdings, a leading renewable energy company in India and Ubiteq Inc., a technology services company listed on the Tokyo Stock Exchange, and serves on the Board of Directors for Ubiteq, Inc.

Age 70 Member of our Board since July 2017 Independent Director • Audit Committee	BYRON G. WONG
	DIRECTOR QUALIFICATIONS: • Extensive experience and proficiency in understanding, developing and managing energy and power projects globally	EDUCATION: • BA, Economics, University of California, Los Angeles • MBA, University of California, Los Angeles

BACKGROUND:

Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President — Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999 Mr. Wong was based in London with Texaco Europe: first as the Director of New Business Development (Downstream) for Central/ Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region; and later, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.

VOTE REQUIRED

Election of each director nominee requires the affirmative vote of the holders of a majority of votes cast for the election of each director at the Annual Meeting. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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HOW WE ARE GOVERNED

CORPORATE GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance is reflected in several practices of our Board of Directors and its committees, as described below.

Board independence	All directors are independent, other than Mr. Angel, our former CEO, and all committees are made up of independent directors.
Executive sessions	Independent members of the Board and each of the committees meet regularly in executive session with no members of management present.
Board evaluation	Each of the Board and its committees evaluates and discusses its respective performance and effectiveness annually.
Engagement with stockholders	The Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement.
Director accountability	All directors must be elected annually, by majority vote of the stockholders (except in contested elections, where they are elected by plurality).
Compensation review	The Compensation Committee reviews the appropriateness of our executive officer and director compensation.
Risk oversight	The Board and committees regularly review their oversight of risk and the allocation of risk oversight among the committees.

ROLE OF OUR BOARD

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stakeholders. The Board takes an active role in assisting management with the development of the Company’s strategy, strategic oversight of operations and financial and investment activities. In accordance with our Corporate Governance Guidelines, at least one Board meeting annually is devoted to our long-term business strategy. During these meetings, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. Specific short- and long-term strategic plans are also discussed on an as-needed basis throughout the year, and our senior management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company.

Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks, as outlined below.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans and receives regular updates from management and its committees on the primary risks facing the Company and the measures the Company is taking to mitigate such risks. Updates from management include quarterly reports by our CEO and CFO outlining operational risks and financial risks, respectively.

While our full Board is ultimately responsible for oversight of risk management, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as shown below.

Board/Committee	Areas of Risk Oversight
Entire Board	Strategic, financial, industrial, competitive and operational risks and exposures; technological risks, including cybersecurity exposures; litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation, both from a global perspective and on a power plant-by-power plant basis.
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, audit oversight, internal control over financial reporting and internal audit, as well as cybersecurity matters.
Investment Committee	Financial risk exposures, particularly risks and exposures associated with cash investment guidelines, financial risk policies and hedging activities.

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Succession Planning

We believe succession planning, including succession in the event of an emergency or retirement of our CEO, is an important function of the Board. The Nominating and Corporate Governance Committee, with input from our CEO, is responsible for identifying possible successors to our CEO and developing a succession plan, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. As provided by our Corporate Governance Guidelines, the plan is annually reviewed by the entire Board.

EXECUTIVE SESSIONS

The Board regularly meets in executive session, chaired by the Lead Independent Director, with no members of management present. The independent directors of the Board also meet in executive session with no members of management present. Each of the committees of the Board also meets regularly in executive session.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors, as well as a Code of Ethics Applicable to Senior Executives that is applicable to our principal executive officers, principal financial officers, principal accounting officer and controller, and all persons performing similar functions, including our chief executive and senior financial officers. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer, we intend to disclose the nature of such amendment or waiver on our website within four business days to the extent required by SEC rules.

We have also adopted Corporate Governance Guidelines, which, together with our articles of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The guidelines address, among other matters, the role of our Board, Board composition and committees, Board membership criteria, director independence, Board meetings, performance evaluation and succession planning.

Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives and Corporate Governance Guidelines are available in the Investor Relations section of our website at www.ormat.com. The content of our website, however, is not part of this Proxy Statement.

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HOW OUR BOARD IS ORGANIZED

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The following shows an overview of the composition of our Board, as further detailed in the below sections of this Proxy Statement.

BOARD LEADERSHIP STRUCTURE

Our Policy

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company. The Board believes that one leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of CEO and Chairman should vary company to company, depending upon a company’s particular circumstances at a given point in time. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, ready to discuss and debate the issues that they deem important, and are able to provide effective oversight of management. Our Board also believes that it should retain the flexibility to make this determination in the manner it feels will provide the most appropriate leadership for the Company from time to time. Our Chairman is appointed annually by the Board.

Our Current Board Leadership Structure

Separation of CEO and Chairman	Currently, the CEO position is separate from the Chairman of the Board position; Mr. Angel serves as Chairman, while Mr. Blachar serves as our CEO and does not serve on our Board. We believe this structure is appropriate corporate governance for us at this time, as it best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.
Doron Blachar, CEO Isaac Angel, Chairman
Lead Independent Director

Under our bylaws, a Lead Independent Director must be appointed where the Chairman and CEO are the same individual. If one is required, the Lead Independent Director must be elected via secret ballot by a majority vote of the independent directors. The Lead Independent Director’s responsibilities include but are not limited to the following:

•  coordinating the activities of the independent directors;

•  determining the schedule of Board and committee meetings and preparing meeting agendas;

•  assessing the flow of information from management to ensure independent directors can perform their duties responsibly;

•  ensuring the Compensation Committee’s oversight of the Company’s incentive-based compensation policies and procedures;

•  in conjunction with the Compensation Committee, evaluating the CEO’s performance;

•  coordinating, preparing the agendas for and moderating executive sessions; and

•  recommending the membership of Board committees and committee chairs.

Currently, our Chairman and CEO are different individuals. However, because the Chairman of our Board, Mr. Angel, was determined by our Board not to be independent under our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (the “NYSE”), our Board determined it was appropriate to appoint a lead independent director to enhance the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders. The independent directors of our Board have elected Stanley Stern to succeed Dan Falk as Lead Independent Director, assuming Mr. Stern’s reelection to the Board.

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BOARD COMMITTEES

The following table summarizes the current membership of each of the Board’s committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Isaac Angel Chairman
Dan Falk* Lead Independent Director
Albertus “Bert” Bruggink*				(3)
David Granot*
Mike Nikkel*
Dafna Sharir*
Stanley B. Stern*
Hidatake Takahashi*		(1)	(2)
Byron G. Wong*

 Chair

(1)	Appointed to serve on the Compensation Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(2)	Appointed to serve on the Nominating and Corporate Governance Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(3)	Appointed to serve on the Investment Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
*	Independent director for purposes of Board membership and membership on any committee on which the individual serves. For more information, see “How our Board Is and Evaluated—Director Independence and Independence Determinations.”

The following table summarizes the anticipated membership of the Board committees after the Annual Meeting, assuming each director’s election to the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Isaac Angel Chairman
Stanley B. Stern* Lead Independent Director
Karin Corfee*
David Granot*
Michal Marom*
Mike Nikkel*				(3)
Dafna Sharir*
Hidatake Takahashi*		(1)	(2)
Byron G. Wong*

 Chair

(1)	Appointed to serve on the Compensation Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(2)	Appointed to serve on the Nominating and Corporate Governance Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(3)	Appointed to serve on the Investment Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
*	Independent director for purposes of Board membership and membership on any committee on which the individual serves. For more information, see “How our Board Is and Evaluated—Director Independence and Independence Determinations.”

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The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee are available on the Company’s website in the Investor Relations section of our website at www.ormat.com.

AUDIT COMMITTEE

INDEPENDENCE/ QUALIFICATIONS:

•  All members are “independent” under applicable standards.

•  All members are “financially literate” under NYSE listing standards.

•  Each of Mr. Falk, who will not stand for reelection at the Annual Meeting, and Ms. Marom, who will serve on the Audit Committee assuming her election to the Board, has “accounting or related financial management expertise” under NYSE listing standards and is an “audit committee financial expert” under applicable SEC   rules.

KEY RESPONSIBILITIES:

•  Selects an independent registered public accounting firm to be engaged to audit our financial statements

•  Annually reviews and discusses with the independent registered public accounting firm its independence

•  Reviews and discusses the audited annual financial statements and unaudited quarterly financial statements with the independent registered public accounting firm

•  Discusses with management and the independent registered public accounting firm any significant financial reporting issues and judgments and the adequacy of internal controls

•  Annually prepares the Audit Committee report

•  Oversees our internal audit function

•  Oversees SOX compliance

•  Manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting and with our Code of Business Conduct and Ethics

•  Oversees the whistleblower ethics hotline and the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities

•  Reviews and approves or ratifies related person transactions

COMPENSATION COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under applicable standards.

KEY RESPONSIBILITIES:

•  Annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers

•  Annually evaluates the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements and recommends to our Board for approval the compensation of our CEO and other executive officers

•  Periodically reviews and approves of all other elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards, employment, severance or change in control agreements, and any special or supplemental compensation and benefits for our CEO and other executive officers

•  Makes recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans, revenue sharing plans or other compensation plans maintained by the Company

•  Makes recommendations to our Board as to the appropriate compensation for Board members

•  Annually reviews the Compensation Discussion and Analysis, recommends its inclusion in the proxy statement and prepares the Compensation Committee report

•  Makes recommendations to our Board as to changes in Ormat’s general compensation philosophy

•  Monitors Ormat’s compliance with SEC and NYSE rules and regulations regarding “say-on-pay” and binding stockholder approval of certain executive compensation

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under applicable standards.

KEY RESPONSIBILITIES:

•  Develops criteria and qualifications for Board membership

•  Identifies and approves individuals who meet Board membership criteria and are qualified to serve as members of our Board

•  Recommends director nominees for our annual meetings of stockholders

•  Recommends Board members for committee service

•  Develops and recommends to our Board corporate governance guidelines

•  Reviews the adequacy of our certificate of incorporation and bylaws

•  Reviews and monitors compliance with our Corporate Governance Guidelines

•  Oversees the evaluation of the Board and management

•  Makes independence determinations and periodically reviews independence standards

INVESTMENT COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under applicable standards.

KEY RESPONSIBILITIES:

•  Reviews and approves the investment policy adopted by our Board (the “Investment Policy”), which outlines general guidelines for investment, including the type and amount, the desired time period, and the authority to and procedures for making the investment

•  Considers and, as applicable, approves and authorizes hedging transactions we may enter into to hedge our exposure to certain risks and currencies in accordance with the Investment Policy

•  Makes recommendations and determinations as to the investment of our cash and cash-equivalents in accordance with the Investment Policy

•  Meets on an as-needed basis as instructed by our Board

BOARD AND COMMITTEE MEETINGS

During 2021, the Board met 13 times. During 2021, (i) the Audit Committee met six times, (ii) the Nominating and Corporate Governance Committee met two times, (iii) the Compensation Committee met three times and (iv) the Investment Committee met one time. For information on our Board’s attendance record, see “—Expectations for Members of our Board—Attendance at Board and Committee Meetings.”

ORIX GOVERNANCE AGREEMENT

On May 4, 2017, the Company entered into a Governance Agreement with ORIX (the “Governance Agreement”) in connection with an agreement between ORIX, certain former stockholders of the Company, Isaac Angel, the Company’s current Chairman of the Board and former CEO, and Doron Blachar, the Company’s CEO, pursuant to which ORIX agreed to purchase approximately 22.1% of our shares of common stock, par value $0.001 per share (“Common Stock”), for approximately $627 million (the “ORIX Transaction”). The Governance Agreement, which became effective on July 26, 2017 upon the closing of the ORIX Transaction, provides ORIX the right, for as long as ORIX and its affiliates collectively hold at least 18% of the voting power of all of the Company’s outstanding voting securities, to nominate three directors to our Board and jointly propose and nominate with the Company a director who is independent in accordance with the listing standards of the NYSE and SEC rules and regulations and who does not have, and within the three years prior to his or her becoming a director nominee of the Company has not had, any material relationship with ORIX or its affiliates (the “Independent ORIX Director”). If ORIX and its affiliates collectively hold less than 18% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 13% of the voting power of all of the Company’s outstanding voting securities, ORIX has the right to nominate two directors to our Board and jointly propose and nominate with the Company the Independent ORIX Director. If ORIX and its affiliates collectively hold less than 13% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 5% of the voting power of all of the Company’s outstanding voting securities, ORIX will have the right to nominate one director to our Board, but will no longer have the right to jointly propose and nominate with

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the Company the Independent ORIX Director. If ORIX holds less than 5% of the voting power of all of the Company’s outstanding voting securities, ORIX does not have the right to nominate any directors to our Board. Currently, ORIX has proposed the nomination of three directors (Ms. Corfee and Messrs. Nikkel and Takahashi) and has jointly proposed an Independent ORIX Director (Mr. Wong).

Additionally, pursuant to the Governance Agreement, (i) the Compensation Committee, Nominating and Corporate Governance Committee and all other Board committees must consist of two directors designated by the members of our Board that were not designated by ORIX and one director designated by ORIX and (ii) the Audit Committee must consist of two directors designated by the members of our Board that were not designated by ORIX and the Independent ORIX Director.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitated the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. See “Transactions with Related Persons” below for further information concerning the ORIX Transaction, the Governance Agreement and the Amendment.

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HOW OUR BOARD IS SELECTED AND EVALUATED

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

The NYSE listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be independent. Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review and determine the independence of all incumbent directors annually, and to review and determine the independence of new director nominees and appointees when nominated or appointed.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the current directors, directors serving during Fiscal 2021 and director nominees other than Mr. Angel are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also affirmatively determined that (i) each current member, each member who served during Fiscal 2021 and each nominee who will serve on our Audit Committee, assuming his or her election, is “independent” for purposes of audit committee membership under the applicable SEC rules and NYSE listing standards, and (ii) each current member, each member who served during Fiscal 2021 and each nominee who will serve on our Compensation Committee, assuming his or her election, is “independent” for purposes of compensation committee membership under the applicable SEC rules and NYSE listing standards.

BOARD RECRUITMENT PROCESS

Assessment of Board Composition

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.

Candidate Identification

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Where stockholders nominate directors pursuant to our bylaws, the Nominating and Corporate Governance Committee also considers the qualifications of these directors.

Candidate Evaluation

The Nominating and Corporate Governance Committee interviews and evaluates potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

Recommendation to the Board

The Nominating and Corporate Governance Committee recommends director candidates to be presented to stockholders for election or, in the event of a vacancy, be appointed and subsequently presented to stockholders for election.

Candidate Identification

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, management, stockholders or other persons. The Nominating and Corporate Governance Committee may also utilize the services of professional search firms to identify and recruit qualified candidates for the Board.

Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates, as described below. Stockholders wishing to propose a candidate for consideration may do so by submitting the following information in writing to

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the attention of the Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519:

•	the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate;
•	a written consent of the candidate to serve as one of our directors if elected; and
•	any supporting material the stockholder considers appropriate in support of that recommendation.

All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2022 Annual Meeting of Stockholders.”

Candidate Evaluation

The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board. In evaluating each candidate, the Nominating and Corporate Governance Committee considers guidelines it has developed that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications (including strength of character, wisdom, judgment, ability to make independent analytical inquiries, and the ability to work collegially with others), age, gender, ethnic and racial background, existing commitments to other businesses, professional experience, understanding of the Company’s business environment, potential conflicts of interest, legal considerations such as antitrust issues, independence under applicable SEC rules and regulations and the NYSE listing standards, and overall fit with the composition and expertise of the existing Board.

While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, “gender, ethnic and racial background” is one of several criteria considered in selecting candidates for the Board, and one of many factors that the Board and the Nominating and Corporate Governance Committee carefully consider is the importance to the Company of diversity in board composition. The Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Corporate Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. For more information regarding the backgrounds and qualifications of our director nominees, see “Our Board’s Skills, Experience and Backgrounds” below.

EXPECTATIONS FOR MEMBERS OF OUR BOARD

Service on Other Boards

The Company values the experience that our directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Thus, under our Corporate Governance Guidelines, without specific approval from the Nominating and Corporate Governance Committee, no director may serve on more than five public company boards (including the Company’s Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee). In addition, without specific approval from the Nominating and Corporate Governance Committee, directors who also serve as chief executive officers or in equivalent positions generally should not serve on more than two public company boards, including the Board, in addition to their employer’s board. Members of our Board must also advise the chair of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, that may result in significant time commitments or a change in the director’s relationship with the Company.

Attendance at Annual Meeting of Stockholders

All directors are expected to make every effort to attend our annual meeting of stockholders. All of the directors serving at the time of last year’s annual meeting attended last year’s annual meeting of stockholders, other than Stan Koyanagi and Ravit Barniv, who did not stand for reelection to the Board at the 2021 annual meeting of stockholders.

Attendance at Board and Committee Meetings

All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members, and to meet as frequently as necessary in order to properly discharge their responsibilities. During 2021, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

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BOARD AND COMMITTEE EVALUATIONS

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. The Board and committee evaluation for 2021 was led by our General Counsel and Chief Compliance Officer. These evaluations were conducted by providing each director with detailed questionnaires relating to the Board and its committees, covering a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters. All responses from directors are kept confidential and anonymous.

STEP 1: Initiation of Evaluations	Our General Counsel initiates the annual evaluation process by presenting the proposed approach to the Board and distributing questionnaires to each director soliciting his or her opinions on Board performance and effectiveness.

STEP 2: Board and Committee Assessment Questionnaires	Each director completes a questionnaire addressing the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Committee members additionally assess, among other topics, how the committee has satisfied the responsibilities contained in its charter, the organization of the committee, the committee meeting process and the committee’s oversight.

STEP 3: Follow-Up Interviews	Our General Counsel reviews each questionnaire and conducts follow-up interviews with each director as necessary.

STEP 4: Presentation of Findings	Our General Counsel prepares and presents to the Board a report aggregating and summarizing for the Board and its committees the findings from the questionnaires and interviews.

STEP 5: Implementation of Feedback	The Board and its committees discuss the findings and consider what, if any, actions should be implemented to enhance future performance.

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OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

In considering each director nominee and our incumbent directors not up for reelection, the Nominating and Corporate Governance Committee and the Board evaluated such person’s key qualifications, skills, experience and perspectives that he or she could bring to the Board, as well as existing commitments to other businesses, professional experience, understanding of the Company’s business environment and the composition and combined expertise of the existing Board. Certain of the skills considered by the Board are summarized in the matrix below. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee and the Board did not evaluate it.

	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Senior Leadership and Strategy Experience as a senior executive at a large organization
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and corporate finance
Capital Markets Experience with a range of capital raising transactions
ESG Experience with corporate social responsibility practices, including sustainability
Capital Projects Experience overseeing, managing or advising on large scale capital projects
Business Development Experience with developing and implementing strategies for growth, including M&A transactions
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors
International Business Experience with managing international operations

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The Nominating and Corporate Governance Committee also considers traditional diversity factors such as age, gender and ethnic and racial background, as set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds. The tables below provide additional information regarding our directors’ self-identified gender and race/ethnicity.

	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Male
Female
Non-Binary

	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Asian (excludes Indian/South Asian)
Black/African American
Caucasian/White
Hispanic/Latin American
Indian/South Asian
Middle-Eastern/North African(1)
Native American/Alaskan Native
Native Hawaiian/Other Pacific Islander

(1)	Defined as a person with origins in any of the Persian or Arab countries in the Middle East or North Africa.

Board Tenure

The Nominating and Corporate Governance Committee strives to maintain a healthy degree of Board refreshment and prevent entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. As shown below, the Board’s balanced approach to Board tenure has resulted in an appropriate mix of long-serving and newer directors.

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HOW YOU CAN COMMUNICATE WITH US

COMMUNICATING WITH OUR BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, chair of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519. Such communications received from stockholders may be done confidentially or anonymously. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chair of our Audit Committee. Correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

STOCKHOLDER ENGAGEMENT HIGHLIGHTS

Management reaches out to the Company’s largest stockholders at least once each year to facilitate a dialogue regarding governance, compensation, sustainability and other matters. Management reports on the conversations with those investors to the Board and also, as appropriate, to the Compensation Committee. In 2021, the Company took an integrated approach to its stockholder engagement efforts, including with respect to governance, compensation, financial and sustainability matters. Through these integrated efforts, in 2021, the Company approached stockholders, with an offer to meet by phone, representing more than 86% of the Company’s outstanding shares. During these interactions, stockholders most frequently raised topics concerning executive compensation and ESG-related matters. The stockholder engagement program continues to influence and inform the Company’s policies and practices. For example, in the past few years based in part on investor input, the Company has:

1	2	3	4
• Provided additional disclosure in its Sustainability Report regarding management and employee diversity.	• Set new and ambitious sustainability goals, including reductions in Scope 1 and 2 carbon footprints by an absolute 29% and increased transparency with respect to Scope 3 emissions.	• Updated and/or published policy documents, including our anti-corruption, political engagement and communication, water management, suppliers and procurement and taxation policies.	• Beginning in the fiscal year ended December 31, 2020 (“Fiscal 2020”), adjusted compensation practices for executive officers and enhanced “Compensation Discussion and Analysis” disclosure.
■	■	■	■

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PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), to serve as our independent registered public accounting firm for 2022.

Stockholder approval is not required to appoint PwC as the independent registered public accounting firm for 2022. Our Board believes, however, that submitting the appointment of PwC to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner. PwC has continuously served as the Company’s independent registered public accounting firm since 2018. The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative from PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for Fiscal 2021 and Fiscal 2020 by PwC member firms:

	2021 ($)	2020 ($)
Audit Fees(1)	3,044,105	3,395,880
Audit-Related Fees(2)	75,000	341,996
Tax Fees(3)	1,843,521	1,950,908
All Other Fees(4)	7,829	3,870
Total:	4,970,455	5,692,654
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our Form 10-Q filings and services that are normally provided in connection with our statutory and regulatory filings.
(2)	Audit-Related Fees represent the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above. This includes fees for due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.
(3)	Tax Fees represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	All Other Fees represent annual software license fees.

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AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in Fiscal 2021 and Fiscal 2020 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under Exchange Act rules. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

VOTE REQUIRED

Ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2021 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and has discussed these documents with the independent registered public accounting firm, as well as other matters related to the independent registered public accounting firm’s independence from management and the Company (including also considered whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the independent registered public accounting firm’s independence). The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for Fiscal 2021, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Dan Falk, Chair
David Granot
Stanley B. Stern
Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 8, 2022 for:

•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors, director nominees and executive officers as a group.

As of April 8, 2022, there were 56,081,769 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities, including stock appreciation rights (“SARs”) and/or restricted stock units (“RSUs”), of which that person has a right to acquire beneficial ownership (i) within 60 days, or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
ORIX CORPORATION	10,988,577	(1)	19.6%
BLACKROCK, INC.	4,629,541	(2)	8.3%
THE VANGUARD GROUP	4,303,308	(3)	7.7%
MIGDAL INSURANCE & FINANCIAL HOLDINGS LTD.	4,232,441	(4)	7.6%
CLAL INSURANCE ENTERPRISES HOLDINGS LTD.	2,938,774	(5)	5.2%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
ISAAC ANGEL††	434,514	(6)	*
ALBERTUS BRUGGINK††	3,903	(7)	*
KARIN CORFEE††	—		—
DAN FALK††	7,827	(9)	*
DAVID GRANOT††	6,536	(8)	*
MIKE NIKKEL††	—		—
MICHAL MAROM††	—		—
DAFNA SHARIR††	7,082	(10)	*
STANLEY B. STERN††	26,544	(12)	*
HIDETAKE TAKAHASHI††	1,893	(11)	*
BYRON G. WONG††	14,697	(13)	*
DORON BLACHAR†	120,423	(14)	*
ASSAF GINZBURG†	20,000		*
SHLOMI ARGAS†	31,753	(15)	*
SHIMON HATZIR	15,000	(17)	*
OFER BEN YOSEF†	24,574	(16)	*
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 PERSONS)	716,746	(18)	1.3%

†	c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel
††	c/o Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519
*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Based on Schedule 13D/A (Amendment No. 2) filed with the SEC on November 27, 2020 by ORIX. ORIX’s address is World Trade Center Building SOUTH TOWER, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, 105-5135, Japan.

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(2)	Based on Schedule 13G/A (Amendment No. 4) filed with the SEC on February 3, 2022 by BlackRock Inc. (“Blackrock”). Includes, as of December 31, 2021, 4,629,541 shares beneficially owned, consisting of 4,365,337 shares as to which BlackRock has sole voting power and 4,629,541 shares to which BlackRock has sole dispositive power. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(3)	Based on Schedule 13G/A (Amendment No. 6) filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”). Includes, as of December 31, 2021, 4,303,308 shares beneficially owned, consisting of 36,566 shares as to which Vanguard has shared voting power, 4,226,459 shares as to which Vanguard has sole dispositive power and 76,849 shares as to which Vanguard has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on Schedule 13G filed with the SEC on February 2, 2022 by Migdal Insurance & Financial Holdings Ltd. (“Migdal”). Includes, as of December 31, 2021, (i) 4,232,438 shares held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by direct and indirect subsidiaries of Reporting Person, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 591,052 shares held by companies for the management of funds for joint investments in trusteeship, each of which operates under independent management and makes independent voting and investment decisions, and (iii) 3 shares beneficially held for their own account (Nostro account). Migdal’s address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.
(5)	Based on Schedule 13G/A (Amendment No. 4) filed with the SEC on February 10, 2022 by Clal Insurance Enterprises Holdings Ltd. (“Clal”). Includes, as of December 31, 2021, (i) 2,864,337 shares held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions and (ii) 74,437 shares beneficially held for Clal’s account. Clal’s address is 36 Raul Walenberg St., Tel Aviv 66180, Israel.
(6)	Includes 394,899 shares of Common Stock underlying SARs.
(7)	Includes 1,893 shares of Common Stock underlying SARs.
(8)	Includes 4,192 shares of Common Stock underlying SARs.
(9)	Includes 4,416 shares of Common Stock underlying SARs.
(10)	Includes 4,918 shares of Common Stock underlying SARs.
(11)	Includes 1,893 shares of Common Stock underlying SARs.
(12)	Includes 15,000 shares of Common Stock underlying options and 5,507 shares of Common Stock underlying SARs.
(13)	Includes 7,500 shares of Common Stock underlying options and 4,146 shares of Common Stock underlying SARs.
(14)	Includes 110,752 shares of Common Stock underlying SARs.
(15)	Includes 27,844 shares of Common Stock underlying SARs.
(16)	Includes 21,271 shares of Common Stock underlying SARs and 2,792 shares of Common Stock underlying RSUs.
(17)	Includes 15,000 shares of Common Stock underlying SARs.
(18)	Includes, in the aggregate, 22,500 shares of Common Stock underlying options, 598,461 shares of Common Stock underlying SARs and 2,792 shares of Common Stock underlying RSUs, which are owned by all directors, director nominees, named executive officers and our other current executive officer, Jessica Woelfel.

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PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2017 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation is expected to be held at the Company’s 2023 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or the Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

This vote relates to the compensation of our named executive officers as disclosed in the following sections of this Proxy Statement:

•	the information set forth in “Compensation Discussion and Analysis” on pages 43 to 51, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and
•	the accompanying tables, narrative disclosures and other information on pages 52 to 60, which describes how we have compensated our named executive officers.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and to incentivize superior performance. We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.

This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, compensation tables and related narrative discussion, is hereby APPROVED.”

VOTE REQUIRED

Approval of the compensation of our named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN

OVERVIEW

The Company’s 2018 ICP was originally adopted by our Board on May 7, 2018 and approved by our stockholders on May 12, 2018. We are asking stockholders to approve the Ormat Technologies Inc. Amended and Restated 2018 Incentive Compensation Plan (the “A&R 2018 ICP”), which was adopted by our Board on April 7, 2022, subject to approval by our stockholders at the Annual Meeting.

What Changes Are We Proposing?

If approved by stockholders at the Annual Meeting, the proposed A&R 2018 ICP would make the following changes to the 2018 ICP:

(i)	increase the number of shares of Common Stock authorized for issuance under the 2018 ICP by an additional 1,700,000 shares; after the proposed increase, up to a total of 3,502,747 shares will be available for new equity award grants under the A&R 2018 ICP after March 1, 2022;
(ii)	adjust the fungible rate at which full value awards granted under the 2018 ICP (i.e., awards other than options and SARs) are counted against the shares of Common Stock available for issuance under the 2018 ICP from 3.0 shares to 2.15 shares for every one share subject to a future full-value award granted under the A&R 2018 ICP; and
(iii)	implement a required one-year minimum vesting period (subject to limited exceptions) for new equity awards granted under the A&R 2018 ICP.

The proposed A&R 2018 ICP will also clarify that all of the shares authorized for grant under the plan may be granted in the form of incentive stock options. We are not proposing to make any other changes to the 2018 ICP.

The A&R 2018 ICP (which will be identical to the 2018 ICP, other than with respect to the foregoing changes) will provide incentive compensation through the grant of incentive stock options, non-qualified stock options, restricted stock, SARs, stock units, performance awards, phantom stock, incentive bonuses, other stock-based awards and dividend equivalents. As of March 1, 2022, 1,802,747 shares of Common Stock remained available for future grants of awards under the 2018 ICP. The closing price of a share of Common Stock on the New York Stock Exchange on April 8, 2022 was $80.93.

Why Are We Proposing These Changes?

We believe that an adequate reserve of Common Stock available for issuance under the A&R 2018 ICP is necessary to enable us to attract, motivate and retain directors and key employees, and to provide incentives for such individuals through Common Stock ownership and other rights that promote and recognize the financial success and growth of our Company.

•	An increase in the number of shares available will provide appropriate flexibility and visibility to plan for future issuances of incentive equity awards, and we believe that such awards are a critical component of the overall compensation of our executives and our key employees and align the interests of award recipients with those of our stockholders.
•	The adjustment to the fungible share ratio is intended to reflect more accurately the current relative economic value of stock options and SARs relative to full value awards, which will enable us to manage the share reserve optimally.
•	The proposed requirement for a one-year minimum vesting period for new equity awards (subject to limited exceptions) is aligned with strong equity plan governance and will enhance the retentive effects of our equity awards.

What Is the Anticipated Effect of the Proposed Changes?

Based upon recent equity award requirements, we believe that the addition of 1,700,000 shares to the pool of Common Stock reserved for issuance under the 2018 ICP and the adjusted fungible rate will provide us with enough shares to continue to offer competitive equity compensation through at least 2024. However, the number of shares of Common Stock required for future grants is not currently known and is dependent upon several factors that cannot be predicted, including but not limited to the price of the Company’s Common Stock on future grant dates. See “—Summary of the A&R 2018 ICP—Key Equity Plan Data” for more details.

If stockholders do not approve the proposed amendments, the 2018 Plan will continue in its current form and we may not be able to continue to offer equity packages to our current employees and new employees, and thus may be less competitive than other companies that offer equity, in future years. We believe that this could impede our plans for growth and impair our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent, which we believe could adversely affect our reported earnings and financial results. We also believe that equity grants are a more effective compensation vehicle than cash awards because they better align the financial interests of

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employees with the interests of stockholders, and promote actions that result in long-term value creation.

If this Proposal 4 receives the requisite stockholder approval, the Company intends to register the additional shares of Common Stock available for issuance under the A&R 2018 ICP on a registration statement on Form S-8 under the Securities Act as soon as reasonably practicable following receipt of approval.

Plan Governance Highlights

The A&R 2018 Plan incorporates certain governance best practices, including:

No “liberal share recycling” of any awards.
Minimum vesting period of one year, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.
Dividends and dividend equivalent rights, if any, on all awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
No dividends or dividend equivalents on options or SARs.
Minimum 100% fair market value exercise price as of the date of grant for options and SARs.
No “liberal” change in control definition.
No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without shareholder approval, except for certain equitable adjustments in connection with certain corporate transactions.
No excise tax gross-ups.
No “reloads” of options or SARs.

SUMMARY OF THE A&R 2018 ICP

While the A&R 2018 ICP does not amend the existing 2018 ICP other than to increase the number of shares of Common Stock available for future grants, adjust the fungible rate and implement a minimum vesting requirement, we have included a summary of the A&R 2018 ICP (consistent with our prior disclosures on the 2018 ICP) in accordance with SEC rules. The following is a summary of certain material features of the A&R 2018 ICP, which is qualified in its entirety by reference to the complete terms of the A&R 2018 ICP attached hereto as Appendix A (with deleted text ~~stricken~~ and added text bolded and underlined). Stockholders are urged to read the actual text of the proposed A&R 2018 ICP. To the extent there is a conflict between this summary and the A&R 2018 ICP, the terms of the A&R 2018 ICP will govern.

Eligible Participants

Officers, directors and employees (including prospective directors or employees) of the Company and its subsidiaries and consultants or others who may provide services to the Company and its subsidiaries are eligible to receive awards under the A&R 2018 ICP. As of April 8, 2022, approximately six executive officers and approximately 1,400 employees were eligible to participate in the A&R 2018 ICP. Additionally, all of our director nominees, including the seven current directors up for reelection and the two nominees up for election upon the departure of two current directors, will be eligible to participate.

Administration of the A&R 2018 ICP

The A&R 2018 ICP will be administered by the Compensation Committee or a subcommittee thereof formed by the Compensation Committee. The Compensation Committee determines the eligible individuals who will be granted awards, the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. To the extent not inconsistent with applicable law, the Compensation Committee may (i) delegate to a committee of one or more directors of the Company the authority of the Compensation Committee under the A&R 2018 ICP and (ii) authorize one or more executive officers to take certain actions under the A&R 2018 ICP.

Available Shares

Subject to adjustment as provided in the A&R 2018 ICP, as of the effective date of the A&R 2018 ICP, a total of 6,700,000 shares of Common Stock will be authorized for issuance for awards granted under the A&R 2018 ICP after March 1, 2022, less (i) one share for every one share that was subject to an option or SAR granted after March 1, 2022 under the 2018 ICP and (ii) 2.15 shares of Common Stock for every one share that was subject to an award other than an option or SAR granted after March 1, 2022 under the 2018 ICP. After the effective date of the A&R 2018 ICP, any shares of Common Stock that are subject to options or SARs will be counted against this limit as one share of Common Stock for every one share granted, and any shares of Common Stock that are subject to awards other than options or SARs will be counted against this limit as 2.15 shares of Common Stock for every one share granted.

If (i) any shares of Common Stock subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or (ii) after March 1, 2022 any shares of Common Stock subject to an award under the predecessor Amended and Restated 2012 Incentive Compensation Plan (the “2012 ICP”) are forfeited, an award under the 2012 ICP expires or is settled for cash (in whole or in part), then in each case the shares of Common Stock subject to such award under the 2012 ICP will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for awards under the A&R 2018

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ICP, with certain exceptions as set forth in the A&R 2018 ICP. Shares tendered or withheld to pay the exercise price or tax withholding liability will not become available for further grants.

Any shares of Common Stock that again become available for awards under the A&R 2018 ICP will be added back as (i) one share for every one share subject to options or stock appreciations rights granted under the A&R 2018 ICP or the 2012 ICP and (ii) 2.15 shares of Common Stock for every one share subject to awards other than options or stock appreciations rights granted under the A&R 2018 ICP or the 2012 ICP.

Notwithstanding anything to the contrary, shares of Common Stock tendered or withheld to pay the exercise price or tax liability with respect to an award shall not be added to the A&R 2018 ICP.

The maximum number of shares subject to awards granted pursuant to the A&R 2018 ICP during a single fiscal year to any non-employee director, together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $500,000 in total value (calculated based on the grant date fair value of such awards). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

Dividends and Dividend Equivalents

In no event shall dividends or dividend equivalents be paid with respect to options or SARs. Notwithstanding any other provision of the A&R 2018 ICP to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

Minimum Vesting

Equity awards under the A&R 2018 ICP will be subject to a minimum one-year vesting period, with certain limited exceptions, including (i) for substitute awards granted in connection with mergers or acquisitions, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards granted to non-employee directors vesting on the  earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders held at least 50 weeks after the immediately preceding year’s annual meeting, (iv) accelerated exercisability or vesting in cases of employment termination, retirement, a death, disability or change of control, and (v) at the Compensation Committee’s discretion, up to 5% of the shares of Common Stock authorized for issuance under the A&R 2018 ICP.

Awards

The following awards may be made under the A&R 2018 ICP.

Options

A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The Compensation Committee will determine the exercise price of options granted under the A&R 2018 ICP, which will be at least equal to the fair market value of our Common Stock on the date of grant. If the aggregate fair market value, determined as of the date the option is granted, of the shares of our Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year exceeds $100,000, the value of the options above this threshold will be treated as Non-Qualified options. Stock options generally may not be exercised after ten years from the date of the grant thereof, unless a shorter period is specified in the grant agreement. At the relevant time of exercise, the option price must be paid in full in cash or, if permitted in the award agreement, in shares of our Common Stock with a fair market value on the date of exercise equal to the option price, by reduction in the number of shares of our Common Stock otherwise deliverable upon exercise of the option with a fair market value equal to the aggregate exercise price at the time of exercise or in a combination of cash and shares of any of the foregoing.  After termination of any of our employees, directors or independent contractors, unless the Compensation Committee determines otherwise, an unvested option typically will be subject to forfeiture, and a vested option will be exercisable for the period of time stated in the option agreement. If termination is due to death or retirement, the option generally will remain exercisable for one year following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant for that number of shares of our Common Stock with respect to which the SAR is exercised. A SAR may be granted in conjunction with an option or alone. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the Compensation Committee. The Compensation Committee determines the exercise price of SARs, the vesting schedule and other terms and conditions of SARs; however, SARs expire under the same rules that apply to stock options.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. The Compensation Committee will determine the number of shares of restricted stock granted to any employee. Unless the Compensation Committee determines otherwise, shares

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that do not vest typically will be subject to forfeiture to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, or upon the termination of the employee, director or independent contractor for any reason, including death or retirement.

Stock Units

Stock units are rights to receive payment of an amount equal to all or a portion of the fair market value of a specified number of shares of our Common Stock at a future date.

Phantom Stock

Phantom stock are rights to receive an amount of cash equal to the fair market value of a share of our Common Stock at a specified date. The Compensation Committee determines the terms and conditions of phantom stock.

Incentive Bonuses

Incentive bonuses are rights to receive cash or shares of our Common Stock. The Compensation Committee determines the terms and conditions of such incentive bonuses.

Performance Awards

Performance awards are awards of restricted stock, stock units, phantom stock, and incentive bonus awards that will result in a payment to a key employee only if performance goals established by the Compensation Committee or the Grant Committee (as defined in the A&R 2018 ICP) are achieved. The Compensation Committee or the Grant Committee will establish a performance period, performance goals and performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to key employees. The performance goals may be based upon one or more objective or subjective performance criteria selected by the Compensation Committee or the Grant Committee, as the case may be, to measure the performance of the Company as a whole, and/or any subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Company’s performance or based on the relative performance of other companies or other comparisons of any indicators of performance relative to other companies.

Other Stock-Based Awards

Other types of stock-based awards may also be granted, either alone or in tandem with any other award, so long as they are consistent with the purpose of the A&R 2018 ICP. Special terms may apply for awards to participants who are foreign nationals, or who are employed outside of the United States, as the Compensation Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom.

Dividend Equivalents

Any award (other than options, SARs and restricted stock) under the A&R 2018 ICP may, in the discretion of the Compensation Committee, earn dividend equivalents. Notwithstanding any other provision to the contrary, dividend equivalents shall not be paid with respect to any forfeitable awards but may be accumulated and only paid upon payment of the vested and earned award.

Transferability of Awards

No award or portion of an award will be transferable other than by will or by the laws of descent and distribution, except that an option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable award. A tandem SAR may never be transferred except to the transferee of the related option. Only the participant may exercise an award during his or her lifetime.

Adjustments

If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event in respect of the Company, the Compensation Committee will make such equitable adjustments and take such actions as applicable under the circumstances, which will include, as they relate to outstanding awards, maintaining the intrinsic value of each outstanding award. Such adjustments and actions shall include, as applicable, changes in: (i) the number of shares of Common Stock subject to the A&R 2018 ICP or any award or (ii) the number and kind of shares of Common Stock that are subject to any award and any applicable exercise price. The determination by the Compensation Committee as to the terms of any such adjustments will be final, conclusive and binding.

Amendment and Termination of the A&R 2018 ICP

No awards will be made under the A&R 2018 ICP after January 31, 2028.  In addition, our Board has the authority to amend, suspend or terminate the A&R 2018 ICP, provided that such amendment does not adversely affect any award previously granted under the A&R 2018 ICP, unless our Board determines that an amendment is desired or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board may not, however, except as otherwise provided in the A&R 2018 ICP, without the approval of stockholders, (i) change the class of eligible individuals who may become participants, (ii) increase the maximum number of shares of Common Stock authorized for the 2018 ICP, (iii) reduce the basis upon which the minimum option price is determined, (iv) extend the period within which awards under the 2018 ICP may be granted, (v) provide for an option or SAR that is exercisable more than ten years from the date it is granted unless the participant dies or (vi) amend the provisions of the A&R 2018 ICP relating to repricing.

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Repricings Prohibited

Except in connection with an equitable adjustment or a Change in Control (as defined in the A&R 2018 ICP), the A&R 2018 ICP prohibits the repricing of outstanding stock options and SARs, whether by amending an existing award or by substituting a new award at a lower price. The A&R 2018 ICP also prohibits the payment of cash or other securities in exchange for out-of-the-money awards.

Claw-backs

An award agreement may provide that the Compensation Committee may cancel, or that the participant will forfeit and repay any value realized in respect of, an award if the participant engages in activity that is adverse to the interest of the Company. An award agreement may also provide for the participant to repay any amount paid in excess for any reason, including due to a misstatement. Awards will be subject to claw-back or forfeiture if required pursuant to applicable law or a written policy of the Company. Please see “Compensation Discussion & Analysis—Determination of Amounts and Formulas for Compensation—Other Policies” for a description of our Claw-back Policy.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the A&R 2018 ICP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options

All of the shares authorized for grant under the A&R 2018 ICP may be granted in the form of incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the participant. In addition, a participant will not recognize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the participant is an employee or within three months following termination of employment (longer in the case of death). In such event, the excess of the fair market value of the shares acquired over the option price will be includible in the participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the participant will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the participant recognizes such taxable ordinary income, subject to the limitations of Section 162(m) of the Code.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the participant. Upon the exercise of a non-qualified stock option, the participant will recognize taxable ordinary income, and we will be entitled to a deduction, subject to the limitations of Section 162(m) of the Code, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.

Stock Appreciation Rights

The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Code.

Restricted Stock

A participant normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends thereon to which the participant then becomes entitled. However, a participant may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the participant realizes income, subject to the limitations of Section 162(m) of the Code.

Stock Units

Any cash and the fair market value of any shares received in connection with the grant of a stock unit under the A&R 2018 ICP will constitute taxable ordinary income to the participant in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m) of the Code.

Phantom Stock, Incentive Bonuses and Other Stock-Based Awards

The grant of phantom stock, incentive bonuses and other stock-based awards will generally constitute taxable ordinary income to the participant in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of the Section 162(m) of the Code.

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Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Section 162(m) of the Code.

Withholding

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.

Section 162(m) of the Code

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO, the CFO and any of the three other most highly paid executive officers) to no more than $1 million. Under 2017 tax legislation, any individual who is a “covered employee” for 2017 or thereafter, remains a “covered employee” for any compensation otherwise deductible for all subsequent years. The 2017 tax legislation also eliminated the Section 162(m) exception to the $1 million deduction cap for “performance-based” compensation.

Section 409A of the Code

Section 409A of the Code affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. Our Board of Directors believes the A&R 2018 ICP complies with Section 409A of the Code.

KEY EQUITY PLAN DATA

Burn Rate

Our stock-based compensation, including the participation of employees and directors, results in a “burn rate” or share utilization rate presented in the table below. The table sets forth information regarding award grants, the burn rate for each of the last three years, and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (i) the sum of all options, SARs, restricted stock and RSUs granted in such year, divided by (ii) the weighted average number of shares of Common Stock outstanding at the end of such year. The “burn rate” is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

	Year Ended December 31,			3-Year
	2021	2020	2019	Average
Stock options & SARs granted (a)	15,000	957,000	38,000
Restricted stock and RSUs granted (b)	12,000	60,000	9,000
Total equity awards (a+b)	27,000	1,017,000	47,000
Weighted average shares of Common Stock outstanding (c)	56,004,000	51,567,000	50,867,000
Burn rate ((a+b)/c)	0.05%	1.97%	0.09%	0.70%

Overhang

The total potential dilution or “overhang” from the adoption of the A&R 2018 ICP is shown below.  The 2018 ICP and the 2012 ICP are the only incentive plans under which equity awards are outstanding. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options. Other than the shares of common stock outstanding, all information is as of March 1, 2022.

Shares available for grant under the 2018 ICP (a)	1,802,747	*
Additional shares requested for approval under the A&R 2018 ICP (b)	1,700,000	*
Shares subject to outstanding stock options/SARs under the existing 2018 ICP and 2012 ICP	2,471,874
Weighted-average exercise price of outstanding stock options/SARs	$62.70
Weighted–average remaining term of outstanding stock options/SARs	3.7 years
Shares subject to outstanding full-value stock awards under the existing 2018 ICP and 2012 ICP	157,561
Total outstanding stock options/SARs and full-value stock awards (c)	2,629,435
Shares of common stock outstanding as of the Record Date (d)	56,081,769
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	9.9%

*	If the A&R 2018 Plan is approved, each option/SAR granted after March 1, 2022 will count as one share and each full value award granted after March 1, 2022 will count as 2.15 shares.

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We expect that the share reserve under the A&R 2018 ICP, if this proposal is approved by our stockholders, will be sufficient for awards for approximately two to three years, depending on the mix of stock options and full-value awards granted under the A&R 2018 ICP. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the A&R 2018 ICP’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

New Plan Benefits

As of the date hereof, no awards have been granted using the 1,700,000 shares of Common Stock proposed to be added to the A&R 2018 ICP. Awards under the A&R 2018 ICP using these shares will be granted at the discretion of the Compensation Committee based on a number of factors and, accordingly, are not determinable.

Awards Granted under the Existing 2018 ICP

The following table sets forth information as of April 8, 2022 with respect to the number of outstanding shares of Common Stock underlying awards (including both exercisable and unexercisable SARs) that have been granted under the 2018 ICP to our named executive officers, director nominees and the specified groups set forth below. The number of PSUs assumes a payout at the maximum level.

Name	SARs	RSUs	PSUs
Named Executive Officers
Doron Blachar	55,268	9,239	12,514
Assaf Ginzburg	31,026	6,139	6,394
Shlomi Argas	56,042	8,511	5,540
Shimon Hatzir	44,974	5,034	4,607
Ofer Ben Yosef	25,672	4,223	5,217
Director Nominees
Isaac Angel	294,899	2,318	—
Karin Corfee	—	—	—
David Granot	5,507	1,581	—
Michal Marom	—	—	—
Mike Nikkel	—	—	—
Dafna Sharir	4,918	1,581	—
Stanley B. Stern	4,146	1,581	—
Hidetake Takahashi	1,893	—	—
Byron G. Wong	4,146	1,581	—
All Current Executive Officers as a Group(1)	233,384	34,397	36,595
All Current Non-Executive Officer Directors as a Group(2)	322,909	13,234	—
Other Persons
Each associate of the current executive officers, non-executive officer directors and director nominees	—	—	—
Each other person who received or is to receive 5% of awards under the 2018 ICP	—	—	—
All Non-Executive Officer Employees as a Group	1,602,101	73,088	8,078

(1)	Includes all named executive officers and our other current executive officer, Jessica Woelfel.
(2)	Includes all of our current directors, namely, Isaac Angel, Albertus Bruggink, Dan Falk, David Granot, Mike Nikkel, Dafna Sharir, Stanley B. Stern Hidetaki Takahashi, and Byron G. Wong.

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INTEREST OF CERTAIN PERSONS IN THE A&R 2018 ICP

Our executive officers, employees who perform services for or on our behalf, director nominees (including both current directors up for reelection and our two new nominees) and certain of their associates will be eligible to receive awards under the A&R 2018 ICP if it is approved. Accordingly, such individuals have a substantial interest in the approval of this Proposal 4. For more information, see “—New Plan Benefits—Awards Granted under the Existing 2018 ICP” above.

VOTE REQUIRED

Approval of the A&R 2018 ICP requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE A&R 2018 ICP TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK UNDERLYING OPTIONS, SARS OR OTHER AWARDS THAT MAY BE GRANTED UNDER SUCH PLAN, ADJUST THE FUNGIBLE SHARE RATIO AND IMPLEMENT A REQUIREMENT FOR A ONE-YEAR MINIMUM VESTING PERIOD.

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

EXECUTIVE SUMMARY	43

COMPENSATION GOVERNANCE	45

VIEWS OF OUR STOCKHOLDERS	46

DETERMINATION OF AMOUNTS AND FORMULAS FOR COMPENSATION	46

FISCAL 2022 COMPENSATION	51

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the Fiscal 2021 compensation of our named executive officers (“NEOs”). For 2021, our NEOs were:

DORON BLACHAR	ASSAF GINZBURG	SHLOMI ARGAS	SHIMON HATZIR	OFER BEN YOSEF
Chief Executive Officer	Chief Financial Officer	President and Head of Operations and Products	Executive Vice President—Electricity Segment	Executive Vice President—Energy Storage and Business Development

EXECUTIVE SUMMARY

2021 Highlights

The Company demonstrated resilience in 2021 as we improved operational performance and expanded our electricity and energy storage portfolios while navigating the continuing impacts and business disruptions caused by COVID-19. We believe we are capturing the benefit of strategic actions over recent years, as we saw contributions to our results from capacity expansions, the successful integration of acquisitions into our geothermal portfolio and expanded exploration activities. Highlights from the year include:

•	record revenues delivered by our Electricity segment in 2021;
•	the commencement of construction at our CD4 and Dixie Meadows projects;
•	the expansion of our McGinness Hills complex;
•	the successful acquisition of geothermal assets from Terra-Gen subsidiary TG Geothermal Portfolio, LLC, including two geothermal power plants in Nevada;
•	the resumption of normal operations at the Puna power plant following the Kilauea volcanic eruption and at the Brawley and Guadeloupe power plants following operational issues; and
•	record annual revenue in our Storage segment.

During 2021, our business and results of operations continued to be adversely affected by the global COVID-19 pandemic. Despite the disruption and uncertainty created by the pandemic and resulting impact on business conditions, we prioritized the health, welfare and safety of our employees. The Company did not furlough or lay off employees due to the pandemic and did not reduce employee salaries or annual bonuses. At the same time, the Company implemented enhanced benefits for its employees, including COVID-19 related sick leave beyond legal requirements, temporary work from home opportunities and enhanced safety measures at all work sites. The Company also faced challenges in Fiscal 2021 related to a significant reduction in our Product segment revenues and gross profit, higher general and administrative expenses, higher interest expenses and net loss related to the February power crisis in Texas.

We believe that the 2021 compensation of our NEOs appropriately reflects and rewards their significant contributions to the Company’s strong performance during a year that presented unique and unprecedented challenges for our executive team to manage.

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Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our NEOs with those of our stockholders by designing our executive compensation program to “pay for performance” and to incentivize the creation of stockholder value.

We aim to design executive compensation packages that meet competitive compensation averages for NEOs with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2021, we did not benchmark to a particular industry or companies, but we informally considered published data, such as labor indices and compensation surveys, in formulating our executive compensation packages and consulted with compensation consultants in both the United States and Israel.

The key features of our executive compensation program are summarized below:

What We Do	What We Don’t Do
Design key elements of our compensation program to pay based on our financial and operating performance.	Use financial or operational metrics that promote excessive risk-taking.
Use metrics important to our business in our incentive compensation plans and set challenging performance targets.	Provide preferential payments or above-market returns on any deferred compensation plan.
Use a variety of equity award structures, including PSUs, RSUs, SARs and options, to tailor our compensation to our performance.	Provide excessive perquisites to our executive officers.
Regularly evaluate risk in light of our compensation programs.	Allow our executive officers, employees or directors to hedge or pledge our stock.
Cap the amount of our annual incentive pay at reasonable levels.	Re-price underwater options.
Promote long-term focus through multi-year vesting of our equity awards.	Pay tax gross-ups.
Grant PSU awards with a three-year performance period based on challenging relative total stockholder return goals.	Pay out dividends or dividend equivalents on equity awards prior to vesting.
Maintain a formal claw-back policy applicable to our current and former executive officers.	Pay guaranteed bonuses.
Engage an independent compensation consultant.	Provide for automatic salary increases.

Compensation Elements

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards:

Element	Purpose
Annual salary: our short-term element of compensation which is paid monthly	Provide a predictable annual income at a level consistent with the individual contributions of our executive officers
Annual bonuses: our medium-term element of compensation, which are paid annually to our executive officers based on challenging, pre-set performance metrics or other incentive-based considerations	Link our executive officers’ compensation to the Company’s overall annual performance, as well as, in most cases, their individual achievements
Equity awards: our long-term element of compensation, which are typically granted every other year (but to be granted every year beginning with 2022 compensation)	Promote long-term leadership and align the interests of our executive officers with those of our stockholders, while their vesting schedules assist us in retaining our executive officers

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We determine each element individually based on the relevant criteria described in this discussion.

In addition to these main compensation components, our NEOs who are residents of Israel receive, as a function of their salary payments, the standard social benefits (namely, severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the NEO’s salary and are not subject to discretionary adjustments. NEOs who are residents of the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

COMPENSATION GOVERNANCE

Role of the Compensation Committee

The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout Fiscal 2021. The Compensation Committee administers our annual cash incentive and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers other than our CEO, seeks to ensure that all executive compensation is fair and aligned with our compensation policy, and makes recommendations to our Board of Directors with respect to the compensation of the CEO and our compensation practices generally. The CEO recuses himself from all Board discussions and decisions on his own compensation.

The Compensation Committee reviews all of the information presented and discusses the recommendations with the CEO and with our compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:

•	absolute corporate performance relative to our objectives;
•	creation of long-term value for our stockholders and stockholder views on compensation; and
•	feedback from stockholders and proxy advisers as part of outreach efforts.

The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “How our Board is Organized—Board Committees.”

Role of the Independent Compensation Consultant

As outlined in its charter, the Compensation Committee has the right to retain compensation consultants (and other outside consultants) to provide independent advice to the Compensation Committee. In Fiscal 2021, the Compensation Committee appointed F.W. Cook & Co. (“F.W. Cook”) as an independent outside compensation consultant. During Fiscal 2021, F.W. Cook provided general market data on compensation levels for the Company’s named executive officers, advice on emerging trends in ESG-related incentive metrics in executive compensation programs and guidance on replenishing the share reserve under the 2018 ICP. As part of its annual independence assessment during Fiscal 2021 (cited under “—Annual Process” below), the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of the NYSE Listed Company Manual to monitor the independence of its compensation consultant, and determined that F.W. Cook services did not raise a conflict of interest.

Role of Management

Each year, the CEO provides an assessment of the performance of each named executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each executive officer, which is then determined by the Compensation Committee. The CEO’s recommendations are based on numerous factors including:

•	corporate and individual performance;
•	leadership competencies; and
•	market competitiveness.

The CEO also provides a self-assessment of his achievements for the prior year, which the Compensation Committee reviews and considers when making a recommendation for an appropriate level of compensation for the CEO to the Board for approval. The CEO does not participate in any deliberations regarding his own compensation.

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VIEWS OF OUR STOCKHOLDERS

The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders, best practices and compensation trends. At our 2021 Annual Meeting of Stockholders, we received substantial support for our executive compensation program, with approximately 91% of the votes cast (excluding “broker non-votes”) for the approval of our annual “say-on-pay” proposal. The Compensation Committee believes the results of the fiscal 2020 “say-on-pay” vote convey highly positive stockholder support for its decisions on annual executive compensation and illustrate that the Company’s executive compensation program (including following key reforms made beginning with fiscal 2020 compensation) is aligned with our stated compensation philosophy and objectives.

DETERMINATION OF AMOUNTS AND FORMULAS FOR COMPENSATION

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. From time to time, the Compensation Committee will undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies. The members of the Compensation Committee also evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the individual executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within the specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an executive officer depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior fiscal year’s audited financial statements, the CEO recommends to the Compensation Committee whether and the degree to which salary increases should be awarded to any of the executive officers. The CEO and the Compensation Committee will consider factors such as, but not limited to, the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the individual executive officer’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department of which the executive officer was in charge, as well as our general achievements made within that department and by the executive officer during the prior fiscal year. For Fiscal 2021, the base salaries of the NEOs were as follows: for Mr. Blachar, $506,886; for Mr. Ginzburg, $355,759; for Mr. Argas, $323,015; for Mr. Hatzir, $324,392; and for Mr. Ben Yosef, $318,079.

Annual Bonus

Each year, following publication of our financial statements for the prior fiscal year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other executive officers.

Annual bonuses for our executive officers are payable in accordance with the Company’s Management Plan. Mr. Blachar’s eligibility for an annual cash bonus under the Management Plan is also governed by additional terms provided in his employment agreement (the “Blachar Employment Agreement”), which are described under “Executive Compensation Tables—Employment Agreements” below.

Management Plan

The Management Plan provides for annual cash incentive awards for participating employees based upon achievement of certain performance measures. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the strategic plan, the Company’s annual budget, the compensation practices of our peers and other market data, and the CEO recommends measurable financial and operational goals for the upcoming fiscal year for all executive officers other than himself. These measurable financial and operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region or the performance of a business unit or operating segment of the Company, including a geographically-based business unit.

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After taking into account the CEO’s recommendations, the Compensation Committee establishes (i) Company Performance Metrics (as defined in the Management Plan), (ii) other quantitative individual performance criteria for each executive officer (the “Individual Performance Metrics”) and (iii) qualitative “CEO Goals” for each executive officer. The “CEO Goals” include certain operational objectives for each executive officer, thus enabling the Compensation Committee to evaluate achievement based on both the executive officer’s individual performance and our overall Company performance during the covered fiscal year. Collectively, the metrics focus on financial and operational performance, our execution of our business plan, the individual performance of the executive officer, certain subjective assessments of the executive leadership and other contributions to and impacts by the executive officer on the Company.

The Compensation Committee sets target levels of achievement under each of such Company Performance Metrics, Individual Performance Metrics and CEO Goals, and assigns a weight to each such element reflecting the contribution of achievement to the total payout. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events. No targets were adjusted for Fiscal 2021 bonuses. Under the Management Plan, for executive officers other than Mr. Blachar, the Company Performance Metrics may not have a collective weight under 50%. With respect to Mr. Blachar, as dictated by the Blachar Employment Agreement, quantitative performance objectives (for Fiscal 2021, the Company Performance Metrics and the Individual Performance Metrics) must have a collective weight of 75% and the CEO Goals must have a weight of 25%. The chart below indicates the weight assigned to each of the Company Performance Metric, the Individual Performance Metrics (as a group) and the CEO Goals (as a group) for each NEO for Fiscal 2021.

	Company Performance Metrics		Individual Performance
NEO	Revenue	Adjusted EBITDA(1)	Metrics	CEO Goals
Doron Blachar, Chief Executive Officer	22.5%	30%	22.5%	25%
Assaf Ginzburg, Chief Financial Officer	15%	30%	30%	25%
Shlomi Argas, President and Head of Operations and Products	20%	20%	35%	25%
Shimon Hatzir, Executive Vice President, Electricity Segment	19%	19%	38%	25%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	15%	15%	45%	25%

(1)	Adjusted EBITDA, as reported on our financial results, is defined as net income before interest, taxes, depreciation and amortization, adjusted for (i) mark-to-market gains or losses from accounting for derivatives, (ii) stock-based compensation, (iii) merger and acquisition transaction costs, (iv) gain or loss from extinguishment of liabilities, (v) cost related to a settlement agreement, and (vi) other unusual or non-recurring items, including, for Fiscal 2021, hedge losses and allowance for bad debts resulting from the February power crisis in Texas and the write-off of tender-related deposits.

The Company Performance Metrics for Fiscal 2021 were revenue and Adjusted EBITDA, with targets for all NEOs of $692 million and $413 million, respectively. The Individual Performance Metrics for Fiscal 2021 were specific to each NEO’s role at the Company, and include items such as income before income taxes, net income, Electricity and Product segment revenue, Electricity and Product segment gross margin, Product segment sales of unsigned contract (i.e., sales made in Fiscal 2021 for which the Company expects to recognize revenue during Fiscal 2021), Product segment new sales (i.e., sales made in Fiscal 2021 for which the Company expects to recognize revenue after the end of Fiscal 2021) and electricity generation results as compared to the Company’s goals. CEO Goals for Fiscal 2021 related, among other things, to managing and operating our Company during COVID-19, contribution to our commitment to diversity, equality and inclusion, impact on social and environmental responsibility initiatives, and M&A activity.

Finally, in addition to determining pre-set metrics and weights, the Compensation Committee establishes target bonus award amounts for each executive officer based on base salary. For all NEOs other than Mr. Blachar, the Compensation Committee set minimum and maximum incentive award amounts for Fiscal 2021 under the Management Plan at approximately 8% and 75% of the NEOs’ annual base salaries. Under the terms of the Blachar Employment Agreement, Mr. Blachar’s target and maximum award amount under the Management Plan is 12 months of his monthly base salary, not to exceed $500,000. For more information on minimum, target and maximum bonus opportunities, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2021” (which refers to minimum bonus amounts as “Threshold”). In the event the level of achievement of a Company Performance Metric falls between the levels corresponding to a minimum and maximum incentive award, the Management Plan participant’s incentive award will be based on a linear interpolation between the minimum and maximum incentive award amounts. Pursuant to the Management Plan, no performance-based award is paid under the Management Plan for any fiscal year unless the Company’s consolidated annual net income for such fiscal year is positive. In addition, with respect to Mr. Blachar’s incentive award, the maximum bonus is earned by achieving the target.

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The chart below indicates the actual achievements under each component of the Management Plan for each NEO in Fiscal 2021, expressed as a weight of target bonus award amount, based on our Company’s and the NEOs’ individual performance as described in more depth following the chart.

	Company Performance Metrics		Individual Performance
NEO	Revenue	Adjusted EBITDA	Metrics	CEO Goals
Doron Blachar, Chief Executive Officer	11%	22%	12%	25%
Assaf Ginzburg, Chief Financial Officer	5%	9%	14%	25%
Shlomi Argas, President and Head of Operations and Products	7%	6%	11%	25%
Shimon Hatzir, Executive Vice President, Electricity Segment	6%	6%	13%	25%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	5%	5%	14%	25%

For the Company Performance Metrics applicable to all NEOs, the Compensation Committee considered the following financial results for Fiscal 2021:

Company Performance Metric	Target	Actual
Revenue(1)	$692.4 million	$657.7 million
Adjusted EBITDA	$412.6 million	$401.4 million

(1)	Actual revenue excludes one time revenue related to Texas freeze.

In assessing the level of achievement on the Individual Performance Goals and the CEO Goals under the Management Plan for Fiscal 2021, the Compensation Committee reviewed a number of factors. For Mr. Blachar, whose targets within the Individual Performance Goals included net income before minority interest of $91.2 million and income before income taxes of $133 million, the Compensation Committee considered actual adjusted net income above target of $94 million and actual adjusted income before income taxes of $120 million. For the other NEOs, the Compensation Committee considered, among other things, net income, individual segment revenue and gross margin, and sales, and electricity generation results as compared to the Company’s goals. With respect to the CEO Goals, the Compensation Committee determined that each of the NEOs should receive the entire qualitative CEO Goals component of their awards in light of the Company’s achievements in with respect to, among other things:

•	ESG-related metrics, including the publication of new ESG policies, reduced carbon footprint with respect to Scope 1 and 2 emissions, and increased disclosure and transparency of Scope 3 emissions;
•	diversity, equity and inclusion, including increased diversity in senior management, such that 30% of Vice President level employees as of Fiscal 2021 were women, and greater representation of local communities among senior management at our plants, such that all senior management at our power plants were hired from local communities;
•	successful mergers and acquisitions, including of Terra-Gen’s subsidiary, TG Geothermal Portfolio, LLC; and
•	management of the COVID-19 pandemic.

The chart below indicates, for each of our NEOs, after linear interpolation, the amount of the incentive award earned and paid out to him, expressed as a percentage of the maximum incentive award amount:

NEO	% of Award Earned Paid Out
Doron Blachar, Chief Executive Officer	70%
Assaf Ginzburg, Chief Financial Officer	53%
Shlomi Argas, President and Head of Operations and Products	49%
Shimon Hatzir, Executive Vice President, Electricity Segment	50%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	49%

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Accordingly, Messrs. Blachar, Ginzburg, Argas, Hatzir and Ben Yosef received paid out incentive awards of $365,000, $145,000, $120,000, $126,000 and $119,000, respectively, under the Management Plan in respect of the level of performance achieved with respect to the Company Performance Metrics, Individual Performance Metrics and CEO Goals, as described above.

Other Bonuses

The Compensation Committee also has the authority to make incentive awards to any one or more Management Plan participants during any fiscal year, as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company. These awards may be provided regardless of the level of achievement of the Company Performance Metrics that the Compensation Committee has established for that fiscal year. Such discretionary awards, which may be awarded in special circumstances, may be based upon the Management Plan participant’s individual performance or achievement of individual goals, certain subjective assessments of the Management Plan participant’s leadership, other contributions to the Company, as well as expected future contributions to the Company. For Fiscal 2021, the Compensation Committee granted a discretionary bonus to Mr. Blachar of $70,000 based on his achievements in managing and operating during the COVID-19 pandemic and guiding the Company through challenges related to legal and regulatory proceedings described in the Company’s SEC filings. Mr. Ginzburg and Mr. Ben Yosef were also granted discretionary bonuses for Fiscal 2021 of $29,000 and $11,000, respectively, for similar achievements. The Compensation Committee also considered that Messrs. Blachar’s and Ginzburg’s bonus payouts under the Management Plan would have increased by the amount of their respective discretionary bonuses, had certain expenses related to the above-cited legal and regulatory proceedings been excluded from the definition of adjusted EBITDA for Fiscal 2021 used in the Management Plan.

Equity Awards

We are committed to long-term incentive programs for our executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual incentive bonuses.

We have historically granted equity awards to our executive officers and other employees every other year. In 2020, we granted equity awards to our executive officers, introducing performance stock units (“PSUs”) to our executive officers’ equity mix, and we made no equity grants in 2021. If we are to make equity awards in a particular year, then, following the publication of our financial results for the preceding year, our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees. This amount is typically around 1.5% of the outstanding shares of the Company per year. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our executive officers, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the executive officers after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the executive officers to the Company’s growth and success, awards granted to the executive officers in past years and certain survey and other market data regarding the compensation practices of our peers. These factors are not assigned any particular weight, and the Compensation Committee does not use a formula to apply these factors in determining the number of equity awards to be made to each of our executive officers. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our executive officers for each fiscal year to ensure there is a strong link between our executive officers’ compensation and performance and alignment of their interests with those of our stockholders. All equity awards are made pursuant to the 2018 ICP.

In 2020, the Compensation Committee recommended, and the Board approved, certain changes to the equity component of the compensation of each of our NEOs. Under this framework, our executive officers are able to receive equity compensation with a target allocation mix of one-half SARs, one-quarter restricted stock units (“RSUs”) and one-quarter PSUs. The RSUs and SARs are time-vested and vest according to the following schedule: RSUs and SARs granted to the NEOs, including Mr. Blachar, will vest 50% on the second year and 25% on each of the three and four year anniversaries of the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant. SARs vest according to the following schedule: SARs granted to all executive officers will vest 50% on the second year and 25% on each of the three and four year anniversaries of the date of grant and are valued based on the closing price of our Common Stock on the date of grant. Upon exercise, all SARs will be paid in shares of our Common Stock with a value equal to (a) the number of shares underlying the SARs that are being exercised, multiplied by (b) the excess (if any) of (i) the market price of a share of Common Stock on the date the SAR is exercised, over (ii) the exercise price specified in the SAR.

In 2022, the Compensation Committee recommended, and the Board approved, a change under our executive compensation program whereby equity awards will be granted on an annual, rather than biannual, basis, beginning in Fiscal 2022. For more information, including changes to the vesting schedules of equity granted in fiscal year ending December 31, 2022 (“Fiscal 2022”), see “Fiscal 2022 Compensation.”

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Other Compensation

We generally provide to our CEO and other executive officers the same benefits that we provide to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits that are intended to be competitive with the practices of similar companies in our industry. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations; telecommunication devices; media and computer equipment and expenses; medical insurance; travel and relocation (including family-related expenses, such as tuition and commuting); and life and medical insurance and benefits (including for executive officers’ families). Each of our named executive officers is also party to an employment agreement with Ormat Systems, one of the Company’s subsidiaries organized in Israel, that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health and other benefits. For more information, see, in “Executive Compensation Tables,” the “All Other Compensation” column to the Summary Compensation Table and “—Employment Agreements.”

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan, known as a management insurance plan, or to a pension fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based NEOs are entitled to participate in an education fund plan (the “Education Fund”), pursuant to which each executive officers who participates in the plan contributes an amount equal to 2.5% of their monthly salary to the Education Fund and the Company 7.5% of their monthly salary to the Education Fund up to a certain sum. For more information, see, in “Executive Compensation Tables,” the “All Other Compensation” column to the Summary Compensation Table and “—Employment Agreements.”

The United States

In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the Summary Compensation Table set forth below.

Other Policies

Claw-back Policy: We adopted a recoupment policy in 2020, covering each of our current and former executive officers (“Covered Person”). The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the Covered Person or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the Covered Person under the restatement. In addition, the Compensation Committee may seek reimbursement of such incentive compensation to the extent a Covered Person has committed a material violation of the Company’s Code of Business Conduct and Ethics or a material violation of law within the scope of employment with the Company or any subsidiary or has engaged in conduct resulting in direct financial harm to the Company (collectively, the “Detrimental Conduct”). Recovery applies to any such excess cash- or equity-based incentive compensation received by any Covered Person during the two completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement or the date on which the Covered Person first, to the Company’s knowledge, committed the Detrimental Conduct triggering this policy.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

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FISCAL 2022 COMPENSATION

In the first quarter of Fiscal 2022, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our NEOs for the year. The Compensation Committee considered, among other factors, our strategic plans for growth and expansion, our corporate performance and our NEOs’ individual performance and market data provided by F.W. Cook.

The Compensation Committee increased the target incentive award amounts for Fiscal 2022 under the Management Plan from 50% to 67% of the NEOs’ annual base salaries, and approved increases to our NEOs’ base salaries, in amounts ranging from less than 1% to 13%, based on market data, job performance and each NEO’s responsibilities for Fiscal 2022.

Additionally, as discussed above under “—Determination of Amounts and Formulas for Compensation—Equity Awards,” commencing with Fiscal 2022, as a way to bring our executive compensation more in line with market norms and reinforce our pay for performance culture, equity awards are granted to executive officers on an annual, rather than bi-annual, basis. The mix of our NEOs’ equity incentive compensation for Fiscal 2022 was weighted towards performance-based awards, with approximately 25% comprised of SARs, 50% comprised of PSUs and 25% comprised of RSUs, calculated based on percentage of total grant date fair value for all Fiscal 2022 grants (assuming a payout at the probable outcome level for PSUs). The Fiscal 2022 RSU, PSU and SAR awards vest over four years, with 25% vesting on each anniversary grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2022 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Dafna Sharir, Chair
Dan Falk
Hidetake Takahashi

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods required to be disclosed under SEC rules, the total compensation of our (1) CEO, (2) CFO and (3) three most highly compensated executive officers, other than our CEO and CFO, who were serving as executive officers as of December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(7)		Total ($)
Doron Blachar Chief Executive Officer	2021	$506,886	$70,000	$—	$—	$365,000	$132,801	(2)	$1,074,687
	2020	437,474	—	750,000	750,000	355,000	113,289		2,405,763
	2019	388,280	—	—	—	253,000	105,743		747,024
Assaf Ginzburg Chief Financial Officer	2021	355,759	29,000	—	—	145,000	88,659	(3)	618,418
	2020	223,979	35,000	450,000	450,000	141,000	45,214		1,345,193
Shlomi Argas President and Head of Operations and Products	2021	323,015	—	—	—	120,000	94,705	(5)	537,720
	2020	301,583	13,000	375,000	375,000	123,000	104,821		1,292,404
	2019	290,247	—	—	—	206,000	99,051		595,297
Shimon Hatzir Executive Vice President, Electricity Segment	2021	324,392	—	—	—	126,000	113,357	(4)	563,749
Ofer Ben Yosef Executive Vice President, Energy Storage and Business Development	2021	318,079	11,000	—	—	119,000	85,161	(6)	533,240
(1)	The “Bonus” column reflects the discretionary cash bonus that certain members of management received for performance in 2021. The “Non-Equity Incentive Plan Compensation” column reflects the amount of any cash awards granted under the Management Plan to the NEOs. These amounts reflect cash awards earned for 2021 performance, which were paid in 2022. For more information, see “—Determination of Amounts and Formulas for Compensation—Annual Bonus” above.
(2)	Includes severance and pension contributions as required by Israeli law in the amount of $80,154; payments of car-related expenses in the amount of $31,993; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(3)	Includes severance and pension contributions as required by Israeli law in the amount of $56,062; payments of car-related expenses in the amount of $11,147; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(4)	Includes severance and pension contributions as required by Israeli law in the amount of $49,281; payments of car-related expenses in the amount of $16,015; vacation redemption in the amount of $28,537; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(5)	Includes severance and pension contributions as required by Israeli law in the amount of $48,820; payments of car-related expenses in the amount of $25,267; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(6)	Includes severance and pension contributions as required by Israeli law in the amount of $48,647; payments of car-related expenses in the amount of $14,566; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(7)	Car-related expenses included in this column include also gas, maintenance and insurance, and are provided in amounts that are customary and prevalent among Israeli companies in comparable industries.

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GRANTS OF PLAN-BASED AWARDS IN 2021

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)
Doron Blachar	February 21, 2022	Annual Cash Incentive: Management Plan	—	500,000	500,000
Assaf Ginzburg	February 21, 2022	Annual Cash Incentive: Management Plan	30,003	180,020	270,031
Shlomi Argas	February 21, 2022	Annual Cash Incentive: Management Plan	27,222	163,332	244,998
Shimon Hatzir	February 21, 2022	Annual Cash Incentive: Management Plan	27,455	164,732	247,098
Ofer Ben Yosef	February 21, 2022	Annual Cash Incentive: Management Plan	26,845	161,072	241,608
(1)	Represents the threshold, target and maximum cash payout opportunities for Fiscal 2021 under the Management Plan. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—Determination of Amounts and Formulas for Compensation—Annual Bonus—Management Plan.”

EMPLOYMENT AGREEMENTS

The following are descriptions of the material terms of the employment agreements of our NEOs, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Each of Mr. Blachar, our CEO, Mr. Ginzburg, our CFO, Mr. Argas, our President and Head of Operations and Products, Mr. Hatzir, our Executive Vice President, Electricity Segment, and Mr. Ben Yosef, our Executive Vice President, Business Development and Sales, is employed by Ormat Systems, one of the Company’s subsidiaries that is organized in Israel.

Each of Mr. Blachar, Mr. Ginzburg, Mr. Argas, Mr. Hatzir and Mr. Ben Yosef is party to an employment agreement with Ormat Systems that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health, and other benefits.

Doron Blachar

In connection with Mr. Blachar’s appointment as CEO, Mr. Blachar entered into an amended and restated employment agreement with the Company and Ormat Systems, dated July 2, 2020 (the “Blachar Employment Agreement”). Pursuant to the Blachar Employment Agreement, Mr. Blachar is entitled to receive a gross monthly salary of NIS 135,000, which salary is linked to changes in the cost of living index in Israel. He is eligible to receive an annual cash bonus in a target amount equal to 12 monthly salaries, but not to exceed $500,000, based on criteria established by the Company, and to receive grants of future equity awards, subject to the terms and conditions of the equity incentive plan and the award agreement. The Blachar Employment Agreement also covers matters such as the Company’s management insurance plan or pension fund (to which Ormat Systems is to contribute a percentage of Mr. Blachar’s salary), contributions by the Company to an education fund and use of a Company-leased car.

In the event that within two months prior to, or 12 months following, the occurrence of a “Change of Control” (as defined in the Blachar Employment Agreement), Mr. Blachar’s employment is terminated by the Company other than for “Cause” or he resigns for “Good Reason” (each as defined in the Blachar Employment Agreement), all of his outstanding RSUs and PSUs will immediately vest, with performance-based equity awards vesting based on target level of performance.

Under the Blachar Employment Agreement, either party may terminate the employment relationship upon six months’ prior written notice or, in the event of a termination for Cause, immediately. In the event Mr. Blachar’s employment is terminated by the Company without Cause, or he resigns within two months before, or 12 months following, the consummation of a Change of Control, Mr. Blachar will be entitled to an extension of his notice period from six months to 12 months. The Company may determine not to take advantage of the full notice period and may terminate Mr. Blachar’s employment at any time during such notice period. In the event of such termination, the Company will pay to Mr. Blachar his salary and other related benefits due to him during the notice period. In the event of a termination of employment other than a termination for Cause occurring prior to July 1, 2022, the Company will pay Mr. Blachar an amount equal to six times his monthly salary. In addition, in the event of a termination of Mr. Blachar’s employment other than for “Cause,” he is eligible to receive (i) an amount equal to the difference between (x) the product of his last month’s salary by the term of his employment and (y) the sums accumulated under his pension and/or manager insurance on account of his severance pay, including any profits and differentials, and (ii) a pro-rata portion of his annual cash bonus based on the number of months he was actually employed at

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the Company in such fiscal year. The Blachar Employment Agreement provides that the post-employment restrictive covenants set forth in his initial employment agreement with the Company, dated January 6, 2013, will continue to remain in effect (“Prior Employment Agreement”). Under his Prior Employment Agreement, Mr. Blachar is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment.

Assaf Ginzburg

In connection with his appointment as CFO, Mr. Ginzburg entered into an employment agreement with Ormat Systems, dated May 10, 2020 (the “Ginzburg Employment Agreement”). Pursuant to the Ginzburg Employment Agreement, Mr. Ginzburg is entitled to receive a gross monthly salary of NIS 95,000, which salary is linked to changes in the cost of living index in Israel, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ginzburg Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Ginzburg’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Ginzburg’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Ginzburg Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ginzberg Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ginzburg’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ginzburg his salary and other related benefits due to him during the notice period. In addition, in the event of a termination of employment not for Cause, Mr. Ginzburg will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

The Ginzburg Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Ginzburg from the following activities for a period of 12 months following his termination of employment: (i) holding an interest (other than a minority interest in a public company) in a competitive business; (ii) engaging in activities competitive with the business; (iii) soliciting any employee of the Subsidiary and its affiliates; and (iv) soliciting any customers (the “Restrictive Covenants”).

Shlomi Argas

Mr. Argas entered into an employment agreement with Ormat Systems, dated November 17, 2015 (the “Argas Employment Agreement”), pursuant to which either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Argas’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Argas his salary and other related benefits due to him during the notice period. In addition, in the event of a termination for any reason, Mr. Argas will be entitled to payment of any unpaid annual bonus in respect of a prior year and will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

The actual salary and other compensation arrangements of Mr. Argas have been agreed upon separately. The Argas Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Argas’ election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Argas’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car. In the event of a “Change of Control” (as defined in the Argas Employment Agreement), all of Mr. Argas’s outstanding equity awards will immediately vest. The Argas Employment agreement also contains the Restrictive Covenants.

Shimon Hatzir

Mr. Hatzir entered into an employment agreement with Ormat Systems on October 1, 2018 (the “Hatzir Employment Agreement”), pursuant to which Mr. Hatzir is entitled to receive a gross monthly salary of NIS 77,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Hatzir Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Hatzir’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Hatzir’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Hatzir Employment Agreement, either party may terminate the employment relationship upon two months’ prior written notice or, in the event of termination for “Cause” (as defined in the Hatzir Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Hatzir’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Hatzir his salary and other related benefits due to him during the notice period. Following the notice period, subject to his release of any claims against Ormat Systems, Mr. Hatzir will be entitled to receive his salary and all social benefits for an additional four months. The Hatzir Employment Agreement contains the Restrictive Covenants.

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Ofer Ben Yosef

Mr. Ben Yosef entered into an employment agreement with Ormat Systems in April 2020 (the “Ben Yosef Employment Agreement”), pursuant to which Mr. Ben Yosef is entitled to receive a gross monthly salary of NIS 85,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ben Yosef Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Ben Yosef’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Ben Yosef’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Ben Yosef Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ben Yosef Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ben Yosef’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ben Yosef his salary and other related benefits due to him during the notice period. The Ben Yosef Employment Agreement contains the Restrictive Covenants.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2021:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(22)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(22)
Doron Blachar	June 14, 2016	42,500	(1)	—		42.87	June 14, 2022	—		—	—		—
	November 7, 2017	68,252	(2)	—		63.35	November 7, 2023	—		—	—		—
	July 1, 2020	—		45,356	(3)	63.40	July 1, 2026	—		—	—		—
	July 1, 2020	—		—		—	—	6,020	(4)	477,386
	July 1, 2020	—		—		—	—	—		—	3,270	(5)	259,311
Assaf Ginzburg	May 12, 2020	—		25,524	(6)	68.34	May 12, 2026	—		—	—		—
	May 12, 2020	—		—		—	—	3,350	(7)	265,655	—		—
	May 12, 2020	—		—		—	—	—		—	1,538	(8)	121,963
Shlomi Argas	November 7, 2017	4,720	(3)	—		63.35	November 7, 2023	—		—	—		—
	June 25, 2018	23,124		7,709	(14)	53.44	June 25, 2024	—		—	—		—
	June 15, 2020	—		20,808	(15)	69.14	June 15, 2026	—		—	—		—
	June 25, 2018	—		—		—	—	1,080	(16)	85,644	—		—
	June 15, 2020	—		—		—	—	2,760	(17)	218,868	—		—

	June 15, 2020	—		—		—	—	—		—	1,443	(18)	114,430
Shimon Hatzir	November 7, 2018	15,000	(9)	5,000		53.16	November 7, 2024	—		—	—		—
	June 15, 2020	—		20,000	(10)	69.14	June 15, 2026	—		—	—		—
	December 31, 2020	—		573	(11)	90.28	December 31, 2026	—		—	—		—
	December 31, 2020	—		—		—	—	2,103	(12)	166,768	—		—
	December 31, 2020	—		—		—	—	—		—	976	(13)	77,397
Ofer Ben Yosef	May 12, 2020	21,271	(19)			68.34	May 12, 2026
	May 12, 2020	—		—		—	—	2,792	(20)	221,406	—		—
	May 12, 2020	—		—		—	—	—		—	1,281	(21)	101,583

(1)	Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. All shares of Common Stock acquired through the exercise of these SARs granted to Mr. Blachar on June 14, 2016 may be sold, transferred or otherwise disposed.
(2)	Represents SARs which vest 25% on each of the one, two, three and four year anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(3)	Represents SARs which begin to vest two years after the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

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(4)	Represents RSUs which will vest 50% on the second anniversary of the grant date, and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(5)	Represents the number of PSUs that were eligible to vest, based on our relative total stockholder return (“relative TSR”) from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2021, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 50% on the second anniversary of the grant date and 25% on each three and four year anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.
(6)	Represents SARs which begin to vest and become exercisable two years after the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(7)	Represents RSUs which will vest 50% on the second anniversary of the grant date and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(8)	Represents the number of PSUs that were eligible to performance vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2021, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 50% on the second anniversary of the grant date and 25% on each three and four year anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.
(9)	Represents SARs which begin to vest and become exercisable two years after the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(10)	Represents SARs which begin to vest and become exercisable two years after the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(11)	Represents SARs which begin to vest and become exercisable two years after the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(12)	Represents RSUs which will vest 50% on the second anniversary of the grant date, and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(13)	Represents the number of PSUs that were eligible to performance vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2021, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 50% on the second anniversary of the grant date and 25% on each three and four year anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.
(14)	Represents SARs which vest and become exercisable 50% on the second anniversary of the grant date and 25% on each three- and four-year anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(15)	Represents SARs which will vest and become exercisable 50% on the second anniversary of the grant date and 25% on each three- and four-year anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(16)	Represents RSUs which will vest 50% on the second anniversary of the June 25, 2018 grant date, and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(17)	Represents RSUs which will vest 50% on the second anniversary of the June 15, 2020 grant date, and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(18)	Represents the number of PSUs that were eligible to performance vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2021, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 50% on the second anniversary of the grant date and 25% on each three and four year anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.
(19)	Represents SARs which will vest and become exercisable 50% on the second anniversary of the grant date and 25% on each three- and four-year anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(20)	Represents RSUs which will vest 50% on the second anniversary of the grant date, and 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(21)	Represents the number of PSUs that were eligible to performance vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2021, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 50% on the second anniversary of the grant date and 25% on each three- and four-year anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.
(22)	The market value is based on the closing price of our Common Stock on December 31, 2021 of $79.30, multiplied by the number of underlying shares of Common Stock. All amounts shown for PSUs are shown at target level of achievement representing a 100 percent payout.

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OPTION EXERCISES AND STOCK VESTED IN 2021

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2021.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Doron Blachar	—	—	2,417	182,000
Assaf Ginzburg	—	—	—	—
Shlomi Argas	10,625	181,089	1,415	99,713
Shimon Hatzir	10,625	185,779	—	—
Ofer Ben Yosef	—	—	—	—
(1)	Represents the gross number of shares of Common Stock underlying exercised SARs. The net number of shares of Common Stock acquired by Mr. Argas and Mr. Hatzir in connection with the exercised SARs was 4,758 shares and 4,907 shares, respectively.
(2)	The value realized on exercise of Mr. Argas’s and Mr. Hatzir’s SARs awards is based on the net number of shares received upon exercise multiplied by the difference between the closing market price of our Common Stock on the date of exercise of the SARs award and the exercise price of the SARs.
(3)	Value realized on vesting is based on the fair market value of closing market price of our Common Stock at the time of vesting and includes the value of payments in lieu of fractional shares.

PENSION PLANS

We did not maintain a pension plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2021.

NON-QUALIFIED DEFERRED COMPENSATION

We did not maintain a non-qualified deferred compensation plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2021.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The post-employment compensation our NEOs receive is based on provisions included in their employment agreements and in equity incentive award documentation. Our CEO’s employment agreement contains provisions that provide him with compensation in the event that his employment is terminated within a certain time period before or after a change in control. See “—Employment Agreements” above for more information about the provisions of our NEOs’ employment agreements. We believe that the level of post-termination payments for our NEOs is competitive and appropriate. We further believe that severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause.

Additionally, Mr. Argas’ employment agreement, as well as our RSU and PSU award agreements, contain change in control provisions to help ensure that, if a change in control occurs, our NEOs can act in the best interest of all our stockholders without distraction and without concern for the uncertainty that would result from the effects a change in control could have on our NEOs’ personal interests. The purpose of these change in control provisions is to protect our NEOs in the event of a termination of employment that may occur in connection with a change in control, rather than to provide a payment when the change in control occurs (even though the NEO’s employment is continued). We believe that the level of post-termination payments for our NEOs is competitive and appropriate.

The terms “cause,” and “change in control” are defined in the employment agreements, equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the exhibit list of the Company’s Annual Report on Form 10-K, for the actual definitions.

“Cause” generally means the NEO has: breached a fiduciary duty; been convicted of a crime or felony involving moral turpitude fraud; intentionally and materially harmed the Company; deliberately refused to perform his or her duties; materially violated the Company’s policies and procedures; or breached the covenants contained in his or her employment agreement.

“Change in Control” generally means the acquisition by the Company of another person or entity by means of a merger, reorganization, consolidation or similar event in which such person(s) or entity will hold, immediately after such acquisition, more than 50% of the outstanding voting power of Ormat or the surviving corporation; or (ii) the sale of all or substantially all of our assets.

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Explanation of Tabular Disclosure

The following table presents potential payouts to our NEOs at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2021, when the closing price of our Common Stock was $79.30 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive.

Name	Death or Disability(1) ($)	Termination of Employment by the Company without Cause(2) ($)	Voluntary Termination of Employment by Employee(3) ($)	Termination in Connection with a Change in Control(4) ($)	Change in Control(5) ($)
Doron Blachar
Accelerated vesting of equity awards	996,008	—	—	4,352,430	996,008
Cash Payments	365,000	253,443	389,608	506,886	—
Continued health, social and other benefits	—	26,324	—	52,647	—
Assaf Ginzburg
Accelerated vesting of equity awards	509,581	—	—	—	509,581
Cash Payments	145,000	118,586	52,810	—	—
Continued health, social and other benefits	—	10,866	—	—	—
Shlomi Argas
Accelerated vesting of equity awards	533,372	—	—	—	1,616,531
Cash Payments	120,000	107,672	763,113	—	—
Continued health, social and other benefits	—	15,141	—	—	—
Shimon Hatzir
Accelerated vesting of equity awards	321,562	—	—	—	321,562
Cash Payments	126,000	162,196	915,081	—	—
Continued health, social and other benefits	—	32,269	—	—	—
Ofer Ben Yosef
Accelerated vesting of equity awards	425,572	—	—	—	425,572
Cash Payments	119,000	106,026	47,252	—	—
Continued health, social and other benefits	—	12,171	—	—	—
(1)	Accelerated vesting of equity awards include the value of all RSUs and PSUs outstanding at December 31, 2021, with target performance assumed for PSUs, in accordance with the terms of the award agreements. The cash payments amounts include the Fiscal 2021 annual bonuses for each of the NEOs. Pursuant to the Company’s Management Plan, if a participant’s employment terminates as a result of death or disability, the participant’s beneficiary will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(2)	The cash payments include (i) continued monthly salary for each of the NEOs during the notice provision included in their employment agreements in the event of a termination of employment on December 31, 2022, which is six months for Mr. Blachar and Mr. Hatzir and four months for each of Mr. Ginzburg, Mr. Argas and Mr. Ben Yosef, and (ii) the Fiscal 2021 annual bonuses for each of the NEOs. Pursuant to the Company’s Management Plan, if a participant is terminated without cause he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
Continued health, social and other benefits included in this column represent the estimate of the cost the Company would incur to continue those benefits during the applicable notice provisions included in the employment agreements.

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(3)	We have entered into “Section 14 arrangements,” contained in the employment agreements of each of our NEOs, pursuant to which we make monthly contributions to fund any severance payments that are required under Israeli law. Without these arrangements, the NEOs would be entitled to receive severance payments only in the event their employment was terminated by the Company. The effect of the Section 14 arrangements is that the NEOs will receive the severance payments in the event they terminate their employment with the Company for any reason. The cash payments amounts included in this column represent the severance payments to the NEOs pursuant to the Section 14 arrangements.
(4)	Amounts are included only for Mr. Blachar, as he is the only NEO that is entitled to special severance in the event his employment is terminated in connection with a change in control. The amount in the table represents the acceleration of all outstanding equity awards, with target performance assumed for any performance based awards. For SARs, the amounts included are based on the difference between the closing price of the Company’s Common Stock on December 31, 2021 and the exercise price of those SARs. The cash payments include twelve months of continued salary, and the continued health and welfare benefits include the estimated cost to continue those benefits during the twelve month period. See “—Employment Agreements” for the provisions in Mr. Blachar’s employment agreement.
(5)	Accelerated vesting of equity awards amounts for all directors other than Mr. Argas include the value of all RSUs and PSUs outstanding at December 31, 2021, and assume that the performance achieved under the PSUs was at target. The PSU award agreements state that earned amount upon a change in control will be the greater of achievement at target or actual level of achievement. Mr. Argas’s employment agreement states that in the event of a change in control, all of his equity awards will be accelerated. As a result, the amount shown for Mr. Argas also includes the value of RSUs, PSUs and SARs outstanding as of December 31, 2021, with the amounts included for SARs based on the difference between the closing price of the Company’s Common Stock on December 31, 2021 and the exercise price of those SARs.

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PAY RATIO

CEO PAY RATIO

Our CEO, Doron Blachar, had Fiscal 2021 total compensation of $1,074,687, as reflected in the Summary Compensation Table included above. We estimate that the median of the annual total compensation of all Ormat employees for the year ended December 31, 2021, except our CEO, was $79,000. As a result, Mr. Blachar’s annual total compensation was approximately 14 times that of the median annual total compensation of all employees.

We have historically granted equity awards to our NEOs every other year. In 2020, we granted equity awards to our NEOs, including our CEO, that are intended to cover the period of 2020 and 2021. If the grant date fair value of the equity awards to the CEO are spread equally across 2020 and 2021 CEO compensation, Mr. Blachar’s annual total compensation was approximately 14 times that of the median annual total compensation of all employees. Beginning in Fiscal 2022 and pursuant to a change in our executive compensation program, we will grant equity awards on an annual, rather than biannual, basis.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees (other than our CEO) included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the United States, annual total compensation included salary, health insurance (employer’s portion) and 401(k) plan (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than in the United States and Israel, annual total compensation included salary, bonus and social benefits. Equity awards were included in the calculation of annual total compensation.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

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DIRECTOR COMPENSATION

FISCAL 2021 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

The compensation of our non-employee directors for Fiscal 2021 was as follows:

Annual Board Retainer	$60,000 and an annual equity grant with a value of $120,000
Annual Retainer for Non-Employee Chairman of the Board	$100,000 consisting of a $40,000 cash retainer and an equity grant with a value of $60,000
Annual Cash Retainer Committee Chair	$10,000, except $15,000 for Audit Committee
Annual Cash Retainer Special Committee	$13,000
Annual Meeting Fees Cap	$35,000 regardless of the number of meetings the director attends

We also promptly reimbursed all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

In November 2021, each of our directors (all of whom were non-employee directors) was granted his or her annual equity grant, all of which were RSUs, with the actual number of RSUs based on the closing price of our Common Stock on the next business day following the date of grant. The RSUs vest in full on the first anniversary of the grant date. For all directors other than Mr. Angel, the RSUs were granted on November 3, 2021. For Mr. Angel, the RSUs were granted on November 7, 2021, consistent with the previously-disclosed arrangement in connection with his retirement in 2020 that he would only be eligible to receive equity as a non-employee director once all of his outstanding equity awards received as CEO became fully vested (which occurred on that date). Additionally, the directors affiliated with ORIX at the time of the annual equity grants, Messrs. Nikkel and Takahashi, declined the grant of, and thus were deemed never to have acquired, the RSUs and their awards of RSUs were subsequently cancelled for no value. They also forwent their cash compensation for Fiscal 2021.

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The following table sets forth the total compensation paid to each member of our Board during Fiscal 2021:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Options Awards ($)	Total ($)
Isaac Angel	122,000	180,000	—	302,000
Dan Falk	114,500	120,000	—	234,500
Albertus Bruggink	72,000	120,000	—	192,000
David Granot	100,500	120,000	—	220,500
Mike Nikkel(2)	—	—	—	—
Dafna Sharir	106,066	120,000	—	226,066
Stanley B. Stern	104,500	120,000	—	224,500
Hidetake Takahashi	—	—	—	—
Byron Wong	80,500	120,000	—	200,500
Stan H. Koyanagi(3)(4)	—	—	—	—
Ravit Barniv(4)	38,769	—	—	38,769
(1)	Represents the grant date fair value of RSU awards based on the closing price of our Common Stock on the next day of business following the date of grant, computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2021. Each RSU represents the right to receive one share of Common Stock upon vesting.
(2)	On May 6, 2021, in connection with his election to our Board the day before as a replacement for Mr. Koyanagi, Mr. Nikkel was awarded SARs with an aggregate value of approximately $40,000. Mr. Nikkel declined the grant of, and thus was deemed never to have acquired, the SARs, and the award of SARs was subsequently cancelled for no value.
(3)	Mr. Koyanagi, who was affiliated with ORIX, elected to forgo all of his compensation for Fiscal 2021.
(4)	Ms. Barniv and Mr. Koyanagi did not stand for reelection at the annual meeting of stockholders in Fiscal 2021. On May 5, 2021, in connection with their departure on that date, the Board (a) extended the exercise period of Ms. Barniv’s and Mr. Koyanagi’s SARs granted on each of November 7, 2017, November 7, 2018, November 7, 2019 and November 4, 2020 from 30 days following the directors’ separation to May 5, 2022 and (b) accelerated the vesting of the Common Stock underlying Ms. Barniv’s RSUs initially set to vest in their entirety on November 4, 2021, the one-year anniversary of the date of grant, to May 5, 2021. There was no incremental fair value as a result of these actions.

The following table provides a summary of the aggregate number of unexercised options and SARs and unvested RSUs outstanding for each of our non-employee directors as of December 31, 2021.

Name	Unexercised Options Outstanding	Unexercised SARs Outstanding	Unvested RSUs Outstanding
Isaac Angel(1)	—	394,899	2,318
Dan Falk	—	5,507	1,581
Albertus Bruggink	—	1,893	1,581
David Granot	—	5,507	1,581
Mike Nikkel	—	—	—
Dafna Sharir	—	4,918	1,581
Stanley B. Stern	15,000	5,507	1,581
Hidetake Takahashi	—	1,893	—
Byron Wong	7,500	4,146	1,581
Stan H. Koyanagi(2)	7,500	4,146	—
Ravit Barniv(2)	—	5,507	—
(1)	Includes certain options and SARs granted to Mr. Angel in connection with his service as Chief Executive Officer of the Company during his tenure from 2014 to 2020.
(2)	Ms. Barniv and Mr. Koyanagi did not stand for reelection at the annual meeting of stockholders held in Fiscal 2021.

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Fiscal 2022 Non-Employee Director Compensation Program

In November 2021, the Compensation Committee approved the following changes to our compensation program for non-employee directors for Fiscal 2022 in order to align with best compensation practices and compensation arrangements of peers in the energy sector:

•	the introduction of a fixed annual cash retainer of $95,000 with no fees for meeting attendance (in lieu of a $65,000 base retainer plus fees paid for Board and committee meeting attendance); and
•	an increase in the supplemental annual cash retainer paid to the Chair of the Audit Committee from $15,000 to $20,000.

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TRANSACTIONS WITH RELATED PERSONS

The following section discloses all related person transactions which we have been a party since January 1, 2021, as required to be reported under Item 404(a) of Regulation S-K.

TRANSACTIONS WITH ORIX

On May 4, 2017, the Company entered into a commercial cooperation agreement (the “CCA”), a registration rights agreement (the “RRA”) and the Governance Agreement (collectively, the “Transaction Agreements”) with ORIX in connection with the ORIX Transaction. The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations. The Company and its affiliates also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15 MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates must use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15 MW or less. Furthermore, ORIX must use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of our outstanding Common Stock or other securities entitled to vote generally for the election of directors to the Board. During any such period, neither the Company nor ORIX will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period. The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the Company and ORIX, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board committees and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire our securities in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company (i) appointed the three directors designated by ORIX to our Board to fill the vacancies created by the resignation of three of the Company’s former directors from the Board upon the closing of the ORIX Transaction and (ii) increased the size of the Board to nine directors and appointed the Independent Director (as defined in the Governance Agreement) to our Board. See “Corporate Governance—Overview” above for additional information concerning ORIX’s and the Company’s rights to designate director nominees for election to our Board and appointment to Board committees pursuant to the Governance Agreement.

Under the Governance Agreement, the Company and our Board must cause each director nominee designated by ORIX and the Independent Director to be included in management’s slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected. The Company must also use reasonable best efforts to cause the election of each such director nominee and Independent Director and, in the event any such director nominee or Independent Director fails to be elected or, following election, ceases to be a director for any reason, ORIX has the right to designate replacement director nominees or fill the vacancy on our Board, as applicable, subject to approval by the Company.

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The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee.

The Governance Agreement also restricts ORIX and its affiliates from taking certain actions during the period that began upon the closing of the ORIX Transaction on July 26, 2017 and ends on the later of the third anniversary of such closing and the date on which ORIX is no longer entitled to nominate any directors to our Board (the “Standstill Period”), including:

•	beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of the then-outstanding voting securities of such class or series;
•	engaging in any “solicitation” of “proxies” (as those terms are defined under Regulation 14A under the Exchange Act) relating to the election of directors with respect to the Company, becoming a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by our Board or otherwise seeking to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;
•	voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if the transaction is opposed by our Board;
•	making any public request or proposal seeking to have the Company waive or make amendments to our organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and
•	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

•	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;
•	upon the mutual written agreement of the Company and ORIX;
•	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company; or
•	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitates the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. Pursuant to the Amendment:

•	ORIX agreed to take such action as was necessary to procure that at least a majority of the directors designated by ORIX consent to increase the number of directors on Board of Directors to a maximum of ten directors, effective on the date of the Company’s 2020 Annual Meeting of Stockholders; subject to any such expansion solely being made solely for the purpose of the Company’s then current CEO, Isaac Angel and no other party, serving on the Board of Directors as an additional director to those then currently serving.
•	The Company agreed to take all such steps as were necessary to ensure that only nine or fewer individuals (inclusive of the directors designated by ORIX) were nominated for approval at its 2021 Annual Meeting of Stockholders.
•	The Company agreed that in the event that it had not convened and completed its 2021 Annual Meeting of Stockholders on or prior to a date 15 months from the date of the 2020 Annual Meeting of Stockholders and the number of directors exceeded nine (inclusive of the directors designated by ORIX), the Chair of the Board of Directors would at the earliest time practicable convene a special meeting of the Board of Directors to take any and all such action as was necessary to reduce the size of the Board to no more than nine directors (including the directors designated by ORIX) with immediate effect.

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Registration Rights Agreement

The Registration Rights Agreement provides, among other things, that ORIX may, at any time, request that the Company file a registration statement with the SEC in order to permit a public offering and sale of Company securities held by ORIX. ORIX may exercise such demand registration rights twice, provided that ORIX will be entitled to exercise such demand registration rights a third time in the event the Company includes shares for its own account or other selling stockholders in an offering pursuant to either of the first two demand registrations. ORIX may not exercise such demand registration rights less than 120 days following the effective date of a registration statement filed by the Company in respect of such demand registration rights or any other registration of securities held by ORIX. The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its common stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration. At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company must furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and adopted a written policy on transactions with related persons. Under this policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, in which the amount involved exceeds $120,000 must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board; and
•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction or, in the case of indebtedness, the amount of principal, the approximated dollar value of the related person’s interest in the transaction and any other material information regarding the related person or the transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider all relevant facts and circumstances, including, but not limited to whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2021.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation plans approved by security holders	2,024,167	$60.50	2,591,783
Equity Compensation plans not approved by security holders	—	—	—
Total	2,024,167	$60.50	2,591,783

(1)	Includes outstanding stock options, SARs, RSUs and PSUs issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 ICP. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level.
(2)	Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(3)	Includes shares available for future grant under the 2018 ICP. Following approval of our 2018 ICP at the 2018 Annual Meeting of Stockholders, no further awards have been granted under the 2012 ICP.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and certain persons who beneficially own more than 10% of our common stock file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities.

Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during Fiscal 2021, our directors, executive officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except for with respect to the accelerated vesting of 1,430 RSUs of Ravit Barniv, our former director, on May 5, 2021, which was reported late due to an administrative oversight on a Form 4 filed on November 5, 2021, as amended on November 9, 2021.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on June 2, 2022, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https://web.lumiagm.com/251938693. In order to gain access, stockholders of record as of April 8, 2022 (the “Record Date”) should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ora2022” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may also need to obtain a legal proxy reflecting the number of shares of Common Stock of the Company you held as of the Record Date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 27, 2022.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website https://web.lumiagm.com/251938693. We are limiting questions to one per stockholder unless time otherwise permits. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code on your Notice or proxy card with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•	By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free +1 (800) 776-9437 in the United States or +1 (718) 921-8500 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.
•	By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 1, 2022 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 1, 2022.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are three proposals scheduled to be voted on:

•	Proposal 1: elect the nine director nominees listed in this Proxy Statement (the “Nominee Proposal”);
•	Proposal 2: ratify the appointment of PwC as our independent registered public accounting firm for 2022 (the “Ratification Proposal”);

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•	Proposal 3: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”); and
•	Proposal 4: approve the amendment and restatement of the Company’s 2018 ICP to increase the number of shares of Common Stock authorized for issuance, adjust the fungible share ratio and implement a one-year minimum vesting requirement (the “ICP Proposal”).

Members of our management team and a representative of PwC will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat’s Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 56,081,769 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the NYSE, if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal, Say-on-Pay Proposal and ICP Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal, Say-on-Pay Proposal and ICP Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” “Broker non-votes” will have no impact on the outcome of the Nominee Proposal, the Say-on-Pay Proposal and the ICP Proposal, but will count toward a quorum at the Annual Meeting. For more information, see “—How many shares must be present to hold the Annual Meeting?”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card about the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•	by signing and delivering another proxy with a later date that is received no later than May 1, 2022;
•	by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 1, 2022;
•	by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than May 1, 2022; or
•	by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

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What will be the result if I submit my executed proxy card without making specific instructions?

If you are the record holder of shares and properly submit an executed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “FOR” each of the nine director nominees (the Nominee Proposal); “FOR” the ratification of the appointment of our independent registered public accounting firm (the Ratification Proposal); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (the Say-on-Pay Proposal) and “FOR” the approval of the A&R 2018 ICP (the ICP Proposal). If any other matters not included in this Proxy Statement properly come before the meeting, the shares represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by Rule 14a-4(c) under the Exchange Act. The proxy may be removed at any time prior to exercise by the means discussed above in “—Can I change my vote after I submit my proxy?”

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Morrow Sodali to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The complete list of stockholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at https://web.lumiagm.com/251938693. The list will also be available for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time), at our principal executive offices at 6140 Plumas St., Reno, Nevada 89519, by contacting the Corporate Secretary, telephone (775) 356-9029.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Proposal 2 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Proposal 3 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 4 – ICP Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”

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OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter and amendments thereto are also available at our website, as described above. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

ANNUAL REPORT TO STOCKHOLDERS

Additional copies of our Annual Report to Stockholders for the fiscal year ended December 31, 2021 and copies of our annual report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC are available to stockholders without charge upon written request addressed to Ormat Technologies, Inc., Attention: Investor Relations, 6140 Plumas St., Reno, Nevada 89519.

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STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2023 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2023 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 19, 2022, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2023 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2022 Annual Meeting of Stockholders, unless the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2022 Annual Meeting of Stockholders. For the Company’s 2023 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 2, 2023 and no later than March 4, 2023. If the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2022 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2023 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2023 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this proxy statement, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends.

Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including: our financial performance depends on the successful operation of our geothermal and REG power plants; our exploration, development, and operation of geothermal energy resources are subject to geological risks and uncertainties; we may experience a cyber incident, cyber security breach, severe natural event or physical attack on our operational networks and information technology systems; concentration of customers, specific projects and regions may expose us to heightened financial exposure; our international operations expose us to risks related to the application of foreign laws and regulations; political, economic and other conditions in the emerging economies where we operate may subject us to greater risk than in the developed U.S. economy; conditions in and around Israel may adversely affect our operations and may limit our ability to produce and sell our products or manage our power plants; continued reduction in our Products backlog may affect our ability to fully utilize our main production and manufacturing facilities; some of our leases will terminate if we do not extract geothermal resources in “commercial quantities”; our BLM leases may be terminated if we fail to comply with any of the provisions of the Geothermal Steam Act or the terms or stipulations of such leases; some of our leases could terminate if the lessor defaults on any debt secured by the relevant property; reduced levels of recovered energy required for the operation of our REG power plants may result in decreased performance of such power plants; our business development activities may not be successful and our projects under construction may not commence operation as scheduled; we rely on power transmission facilities that we do not own or control; our use of joint ventures may limit our flexibility with jointly owned investments; our operations could be adversely impacted by climate change; geothermal and storage projects that we are operating, currently developing and/or plan to develop in the future may be exposed to market fluctuations; we may not be able to successfully conclude the transactions and integrate companies that we acquired and may acquire in the future; we encounter intense competition from other companies in our industry; changes in costs and technology may significantly impact our business by making our power plants and products less competitive; our intellectual property rights may not be adequate to protect our business; our financial performance could be adversely affected by changes in the legal and regulatory environment; a failure to supply contracted capacity and energy may result in the imposition of penalties; if any of our domestic power plants loses its current Qualifying Facility status under PURPA, or if amendments to PURPA are enacted that substantially reduce the benefits currently afforded to Qualifying Facilities, our domestic operations could be adversely affected; we may experience a reduction or elimination of government incentives; compliance with federal, state, local and foreign environmental laws and obtaining and maintaining environmental permits and governmental approvals may result in liabilities, costs and delays in construction; we could be exposed to significant liability for violations of hazardous substances laws; we may be unable to obtain the financing we need on favorable terms to pursue our growth strategy; if our project subsidiaries default on their obligations under limited or non-recourse debt or lease financing, we may be required to make certain payments to the relevant debt holders, and if the collateral supporting such leveraged financing structures is foreclosed upon, we may lose certain of our power plants; we may not be able to obtain sufficient insurance coverage to cover damages resulting from any damages to our assets and profitability including, but not limited to, natural disasters such as volcanic eruptions, lava flows, wind and earthquakes; the global spread of a public health crisis, including the COVID-19 pandemic may have an adverse impact on our business; the existence of a prolonged force majeure event or a forced outage affecting a power plant, or the transmission systems could reduce our net income, and other risks described under “Risk Factors” in Ormat’s annual report on Form 10-K filed with the SEC on February 26, 2021 and in Ormat’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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APPENDIX A

ORMAT TECHNOLOGIES, INC.

AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. Amended and Restated 2018 Incentive Compensation Plan (as amended from time to time, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in attracting, retaining and motivating Eligible Individuals (as defined below) by making it possible to offer them compensation for their contributions to the Corporation, to encourage them to acquire a proprietary interest in the Corporation, to incentivize them to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings for purposes of the Plan, any Award Agreement and any standardized terms and conditions that may be adopted from time to time by the Committee:

(a)	“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, dividend equivalents or any combination of such types of Awards.

(b)	“Award Agreement” means any written or electronic document by which each Award by the Corporation under the Plan is evidenced.

(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Cause” means, unless otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; (iii) the Grantee’s material violation of any Firm policy concerning confidential information, conflict of interest, trading, anti-corruption or bribery, or workplace conduct or (iv)~~]~~ the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(e)	“Change in Control” means, unless otherwise defined in an Award Agreement (subject to the last paragraph of this definition), (i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation’s chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets and such sale or disposition is consummated.

To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control”

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or “change in ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction of a transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or acquisition of a 15% or less of outstanding Common Stock; and/or announcement or commencement of a tender or exchange offer.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(g)	“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, to the extent required by such rules.

(h)	“Common Stock” means the common stock of the Corporation, par value $.001.

(i)	“Director” means ~~mean~~ a member of the Board who is not an employee of the Corporation.

(j)	“Effective Date” means the date specified in Section 21 of the Plan.

(k)	“Eligible Individuals” means officers, directors, or employees (including prospective directors or employees) of the Corporation, and consultants or others who may provide services to the Corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means with respect to shares of Common Stock as of any date, (i) the closing price of the shares of Common Stock as reported on the principal U.S. national securities exchange on which the shares of Common Stock are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the shares of Common Stock are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the shares of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the shares of Common Stock are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion. The Fair Market Value of any property other than shares of Common Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)	“Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(o)	“Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(p)	“Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(q)	“Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(r)	“Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(s)	“Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(t)	“Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(u)	“Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(v)	“Plan” has the meaning set forth in the Preamble.

(w)	“Prior Plan” means the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, as amended and restated.

(x)	“Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(y)	“Retirement” means, unless otherwise defined in an Award Agreement, Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

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(z)	“Section 409A” means Section 409A of the Code.

(aa)	“Separation from Service” has the meaning set forth in Code Section 409A.

(bb)	“Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess (if any) of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(cc)	“Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(dd)	“Subsidiary” means any (i) corporation or entity, other than the Corporation, in an unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

(ee)	“Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

3.	Administration of Plan

The Plan will be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of shares of Common Stock (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award made under the Plan shall be accelerated or deferred; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Corporation and any Participant.

The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter and the Corporation’s bylaws, will constitute action by the Committee.

To the extent not inconsistent with applicable law, including Section 16 of the Exchange Act, or the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Eligible Individuals who are not Directors or executive officers of the Corporation (A) designate Eligible Individuals to be recipients of Awards, (B) determine the number of shares of Common Stock subject to such Awards to be received by such Eligible Individuals and (C) cancel or suspend Awards to such Eligible Individuals; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of shares of Common Stock subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

4.	Awards

(a)	General. Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award

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will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

(b)	Minimum Vesting Requirement. After the Effective Date, notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 15(a) (subject to adjustment under Section 18); and provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)	Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)	Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.

(c)	Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation. An Option Award Agreement may provide that in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Common Stock may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)	Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)	Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

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(f)	Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)	Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 18.

(h)	No Reloads. No Options granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options in connection with the exercise of the original Option.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)	Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised more than 10 years from the date of grant.

(b)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

(c)	No Reloads. No SARs granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional SARs in connection with the exercise of the original SAR.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)	Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)	Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of the Corporation (or if the Corporation elects, certificates may be issued in the Participant’s name but delivered to and held by the Corporation). Any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by the Corporation on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by the Corporation will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on the Corporation’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

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(a)	Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)	Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)	Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)	Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)	Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award will be consistent with the following:

(a)	Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to Participants in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine. Performance Awards may be granted singly, in combination or in tandem.

(b)	Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more objective or subjective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation as a whole, and/or or any Subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c)	Payment. Performance Awards will be paid according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date

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for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents shall not be paid with respect to any forfeitable Awards but may be accumulated and only be paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)	Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)	Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)	Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Corporation) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Shares Issuable and Reserved

(a)	Subject to adjustment as provided in Section 18, a total of 6,700,000 ~~5,000,000~~ shares of Common Stock shall be authorized for Awards granted under the Plan (which, for the avoidance of doubt, includes the aggregate number of shares of Common Stock authorized to be granted (whether or not subject to outstanding, or issued in settlement of, Awards) under the Plan prior to the Effective Date of the amendment and restatement of the Plan)*, all of which may be granted as Incentive Stock Options, less one (1) share for every one (1) share that was subject to an O~~o~~ption or S~~s~~tock ~~a~~Appreciation R~~r~~ight granted after March 1, 2022 ~~December 31, 2017~~ under the~~any Prior~~ Plan and 2.15~~three~~ shares of Common Stock for every one (1) share that was subject to an award other than an O~~o~~ption or S~~s~~tock A~~a~~ppreciation R~~r~~ight granted after March 1, 2022~~December 31, 2017~~ under the~~any Prior~~ Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.15~~three (3)~~ shares of Common Stock for every one (1) share granted.  ~~After the effective date of the Plan, n~~No further awards may be granted under any Prior Plan.

(b)	If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 1, 2022 ~~December 31, 2017~~ any shares of

*	For reference, the share reserve consists of (x) 5,000,000 shares previously approved by stockholders at the Company’s 2018 Annual Meeting, of which 1,802,747 shares remained available for grant after March 1, 2022 and (y) a request for 1,700,000 additional shares which is subject to stockholder approval at the Company’s 2022 Annual Meeting.

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Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for Awards under the Plan, in accordance with Section 15(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an Option or, after March 1, 2022 ~~December 31, 2017~~, an option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to Awards or, after March 1, 2022 ~~December 31, 2017~~, awards under any Prior Plan, (iii) shares of Common Stock subject to a Stock Appreciation Right or, after March 1, 2022 ~~December 31, 2017~~, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options or, after March 1, 2022 ~~December 31, 2017~~, options under any Prior Plan.

(c)	Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above. Additionally, in the event that a company acquired by the Corporation or with which the Corporation combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(d)	Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section after March 1, 2022 shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 2.15~~three (3)~~ shares of Common Stock for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

(e)	The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation does not participate in the decision to award such compensation.

16.	Limitations and Conditions

(a)	Maximum Period. No Awards will be made under the Plan after January 31, 2028, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(b)	Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(c)	No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper

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exercise of the Option, such shares of Common Stock have been recorded on the Corporation’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)	The Corporation’s Obligations. The Corporation will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

(g)	No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)	ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)	Clawback. An Award agreement may provide that the Committee may cancel such Award if the participant has engaged in or engages in activity that is in conflict with or adverse to the interest of the Corporation while employed by or providing services to the Corporation or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Award agreement that in such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Corporation. The Committee may also provide in an Award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to promptly repay any such excess amount to the Corporation. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Corporation, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements..

(j)	Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k)	Unfunded Status of the Plan. The Plan is intended to constitute an unfunded and unsecured plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(l)	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, division or business unit of the Corporation or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

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(m)	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required pursuant to law or the applicable requirements of any stock exchange; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)	Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

(o)	Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(p)	Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.

(q)	Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of the Plan.

17.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from the Corporation to a Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, the Corporation is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that the Corporation owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

18.	Corporate Changes, Divestitures and Plan Termination

(a)	Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual

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Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)	Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 18(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 18(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

19.	Amendment and Termination

(a)	Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of the Corporation, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)	Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding

(c)	Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

20.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, including without limitation The State of Israel, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

21.	Withholding Taxes

The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of shares of Common Stock or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Corporation or its

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Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain shares of Common Stock (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate as permitted by the Committee that will not cause an adverse accounting or tax consequence or cost) otherwise deliverable in connection with the Award.

22.	Indemnity

No member of the board of directors of the Corporation or the Committee or any employee of the Firm (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Corporation’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

23.	Effective Date

The Plan as amended and restated was adopted by the Board as of April 7, 2022 and shall become effective ~~will be effective at January 31, 2018, provided any awards hereunder shall be conditional~~ upon approval of the stockholders of the Corporation of this Plan. at a duly called meeting for that purpose.

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ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022 AT 10:00 AM EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Doron Blachar, Chief Executive Officer, Assaf Ginzburg, Chief Financial Officer and Ehud Ben Yemini, Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on April 8, 2022 at the Annual Meeting of Stockholders to be conducted via live audio webcast, at https://web.lumiagm.com/251938693 (Password: ora2022), on June 2, 2022 at 10:00 AM EDT, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying proxy materials.

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1	14475

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ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

June 2, 2022 10:00 AM EDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiagm.com/251938693 (Password: ora2022).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy statement and annual report to security holders are available at https://www.astproxyportal.com/ast/13766
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333333330000 6	060222

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given below. If this proxy is returned executed but without instructions, it will be voted “FOR” the election of each director nominee listed in proposal 1 and “FOR” proposals 2, 3 and 4.	1. To elect the nine director nominees listed below to the Board of Directors to hold office until the 2023 Annual Meeting of Stockholders.
		FOR	AGAINST	ABSTAIN
	(A) Isaac Angel	□	□	□

	(B) Karin Corfee	□	□	□

	(C) David Granot	□	□	□

	(D) Michal Marom	□	□	□

	(E) Mike Nikkel	□	□	□

	(F) Dafna Sharir	□	□	□

	(G) Stanley B. Stern	□	□	□

	(H) Hidetake Takahashi	□	□	□

	(I) Byron G. Wong	□	□	□

	2. To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2022.	□	□	□
	3. To approve, in a non-binding, advisory vote, the compensation of our named executive officers.	□	□	□
	4. To approve the amendment and restatement of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan.	□	□	□

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
□
Note: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of (Joint Owners)	Date:

▄	Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	▄